   As filed with the Securities and Exchange Commission on May 28, 1999
                                                     Registration No. 333-76857
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            McLeodUSA Incorporated
            (Exact name of registrant as specified in its charter)

        Delaware                     4813                    42-1407240
     (State or other
     jurisdiction of           (Primary Standard          (I.R.S. Employer
    incorporation or              Industrial           Identification Number)
      organization)           Classification Code
                                    Number)
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                (319) 364-0000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               ----------------
                                Clark E. McLeod
                     Chairman and Chief Executive Officer
                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                (319) 364-0000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                               ----------------
                                  Copies to:
                         Joseph G. Connolly, Jr., Esq.
                            Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                            Washington, D.C. 20004
                                (202) 637-5600
                               ----------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                               ----------------
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                              Proposed          Proposed
                                               maximum           maximum
  Title of each class of     Amount to be     offering          aggregate        Amount of
securities to be registered   registered  price per unit(1) offering price(1) registration fee
----------------------------------------------------------------------------------------------
 8 1/8% Senior Notes Due
  February 15, 2009.....     $500,000,000        100%         $500,000,000      $139,000 (2)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2) Previously paid.
                               ----------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED MAY 28, 1999


PROSPECTUS

                                  $500,000,000

                             McLeodUSA Incorporated

                       Offer To Exchange All Outstanding
                   8 1/8% Senior Notes Due February 15, 2009
                 For 8 1/8% Senior Notes Due February 15, 2009

     Interest Payable February 15 and August 15, Commencing August 15, 1999

                      Material Terms of the Exchange Offer

 . We are offering to exchange all         . We will not receive any proceeds
  outstanding notes that are validly        from the exchange offer.
  tendered and not validly withdrawn
  for an equal amount of a new            . The terms of the exchange notes to
  series of notes which are                 be issued are substantially
  registered under the Securities           identical to the outstanding
  Act of 1933.                              notes, except for the transfer
                                            restrictions and registration
 . The exchange offer will expire at         rights relating to the outstanding
  5:00 P.M., New York City time, on         notes.
         , 1999, unless extended.
                                          . You may only tender your
 . The exchange offer is subject to          outstanding notes in denominations
  customary conditions, including           of $1,000 and multiples of $1,000.
  that the exchange offer not
  violate applicable law or any           . Affiliates of McLeodUSA may not
  applicable interpretation of the          participate in the exchange offer.
  Staff of the Securities and
  Exchange Commission.                    . The exchange of notes will not be
                                            a taxable exchange for U.S.
 . You may withdraw your tender of           federal income tax purposes.
  your outstanding notes at any time
  before the expiration of the
  exchange offer.


Please see "Risk Factors" beginning on page 11 for a discussion of factors you should consider in connection with the exchange offer.

We are not making this exchange offer in any state or jurisdiction where it is not permitted.

 Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is         , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   1
Risk Factors...............................................................  11
Cautionary Note Regarding Forward-Looking Statements.......................  19
The Exchange Offer.........................................................  20
Use of Proceeds............................................................  29
Capitalization.............................................................  30
Selected Consolidated Financial and Operating Data.........................  31
Pro Forma Financial Data...................................................  33
Description of the Exchange Notes..........................................  36
Other Indebtedness.........................................................  73
Plan of Distribution.......................................................  75
Legal Matters..............................................................  76
Experts....................................................................  76
Where You Can Find More Information........................................  77

                               ----------------

  You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

  We have not taken nor will we take any action in any jurisdiction to permit a public offering of the exchange notes or the possession or distribution of this prospectus other than in the United States.

                                      (i)

                                    SUMMARY

  The following summary highlights selected information from this prospectus. It does not contain all of the information that is important to you. You should carefully read this entire prospectus and the other documents to which this document refers you, including the Letter of Transmittal. In addition, you should carefully consider the factors set forth under the caption "Risk Factors." Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand.

                                  Our Company

We provide communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. We offer local, long distance, Internet access, data, voice mail and paging services, from a single company on a single bill. We believe we are the first company in most of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

Our approach makes it easier for both our business and our residential customers to satisfy their communications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of March 31, 1999, we served over 494,700 local lines in 408 cities and towns.

In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

 .  sale of advertising space in telephone directories

 . traditional local telephone company services in east central Illinois and southeast South Dakota

 .  special access, private line and data services

 .  communications network maintenance services

 .  telephone equipment sales, leasing, service and installation

 .  video services

 .  telemarketing services

 .  computer networking services

 . other communications services, including cellular, operator, payphone, mobile radio, paging services and Web site development and hosting

In most of our markets, we compete with the existing local phone company by leasing its lines and switches. In other markets, primarily in east central Illinois and southeast South Dakota, we operate our own lines and switches. We provide long distance services by using our own communications network facilities and leasing capacity from long distance and local communications providers. We are constructing fiber optic communications networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Minnesota, South Dakota, North Dakota, Colorado and Wyoming to carry additional communications traffic on our own network.

                                  Our Strategy

We want to be the leading and most admired provider of communications services in our markets. To achieve this goal, we are:

 . aggressively capturing customer share and generating revenue using leased communications network capacity

 .  concurrently building our own communications network

 . migrating customers to our communications network to provide enhanced services and reduce operating costs

The principal elements of our business strategy are to:

Provide integrated communications services. We believe we can rapidly penetrate our target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

Build customer share through branding. We believe we will create and strengthen brand awareness in our target markets by branding our communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of our telephone directories.

Provide outstanding customer service. Our customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. Our customer-focused software and systems allow our representatives immediate access to our customer and network data, enabling a rapid and effective response to customer requests.

Emphasize small and medium sized businesses. We primarily target small and medium sized businesses because we believe we can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

Expand our fiber optic communications network. We are building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

Expand our intra-city fiber optic communications network. Within selected cities, we plan to extend our network directly to our customers' locations. This will allow us to provide expanded services and reduce the expense of leasing communications facilities from the existing local telephone company.

Explore acquisitions and strategic alliances. We plan to pursue acquisitions, joint ventures and strategic alliances that expand or complement our business.

Leverage proven management team. Our executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.


                                ----------------

As of March 31, 1999, based on our business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.3 billion through 2001 to fund our planned capital expenditures and operating expenses. Our estimated aggregate capital requirements include the projected cost of:

 .  building our fiber optic communications network, including intra-city fiber optic networks
 .  expanding operations in existing and new markets
 .  developing wireless services
 .  funding general corporate expenses
 .integrating recent acquisitions
 .  constructing, acquiring, developing or improving telecommunication assets

We expect to use the following to address our capital needs:


 .  approximately $674.3 million of cash and investments on hand at March 31,
   1999
 .  additional issuances of debt or equity securities
 .  projected operating cash flow

Our estimate of future capital requirements is a forward-looking statement within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements is subject to risks and uncertainties and may differ materially from our estimates. Accordingly, we may need additional capital to continue to expand our markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions."

                                ----------------

Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 364-0000.

                         SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of our 8 1/8% Senior Notes due February 15, 2009 which have been registered under the Securities Act of 1933 and which we refer to as the exchange notes, for each $1,000 principal amount of our outstanding unregistered 8 1/8% Senior Notes due February 15, 2009 which were issued by us on February 22, 1999 in a private offering and which we refer to as the outstanding notes. We refer to the exchange notes and the outstanding notes together as the February 1999 senior notes.

                              In order for your outstanding notes to be exchanged, you must properly tender them before the exchange offer expires. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes promptly after the exchange offer expires.

                              You may tender your outstanding notes for exchange in whole or in part in integral multiples of $1,000 principal amount.

Registration Rights
Agreement...................  We sold the outstanding notes on February 22,
                              1999 to Salomon Smith Barney Inc., Bear, Stearns & Co. Inc. and Chase Securities Inc., which we refer to as the initial purchasers. Simultaneously with that sale we signed a registration rights agreement with the initial purchasers which requires us to conduct this exchange offer.

                              You have the right under the registration rights agreement to exchange your outstanding notes for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

                              For a description of the procedures for tendering outstanding notes, see "The Exchange Offer-- Procedures for Tendering Outstanding Notes."

Consequences of Failure to
Exchange Your Outstanding
Notes.......................  If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing the February 1999 senior notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the

                              Securities Act and applicable state securities laws. We do not plan to register the outstanding notes under the Securities Act.

Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on   , 1999 unless extended by
                              us, in which case the term expiration date will mean the latest date and time to which the exchange offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Conditions to the Exchange
Offer.......................  The exchange offer is subject to several customary conditions which we may waive at our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. See "The Exchange Offer--Conditions to the Exchange Offer."

                              We reserve the right, in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

                              . to delay the acceptance of the outstanding notes

                              . to terminate the exchange offer if specified conditions have not been satisfied

                              . to extend the expiration date of the exchange offer and retain all tendered outstanding notes subject, however, to the right of tendering holders to withdraw their tender of outstanding notes

                              . to waive any condition or otherwise amend the terms of the exchange offer in any respect

                              See "The Exchange Offer--Expiration Date;
                              Extensions; Amendments."

Procedures for Tendering
Outstanding Notes...........  If you wish to tender your outstanding notes for exchange, you must:

                              . complete and sign a Letter of Transmittal according to the instructions contained in the Letter of Transmittal

                              . forward the Letter of Transmittal by mail, facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the outstanding notes that you tender or in compliance with the specified procedures for guaranteed delivery of your outstanding notes.

                              Some brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                              Please do not send your Letter of Transmittal or certificates representing your outstanding notes to us. You should send those documents only to the exchange agent. You should direct any information requests or questions regarding how to tender your outstanding notes to the exchange agent. See "The Exchange Offer--Exchange Agent."

Special Procedures for
Beneficial Owners...........  If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact such person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. See "The Exchange Offer--Procedures for Tendering Outstanding Notes."

Withdrawal Rights...........  You may withdraw the tender of your outstanding notes at any time before the expiration date by delivering a written notice of your withdrawal to the exchange agent according to the withdrawal procedures described under the heading "The Exchange Offer--Withdrawal Rights."

Resales of Exchange Notes...  We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                              . you are acquiring the exchange notes in the ordinary course of your business

                              .  you are not participating, and have no
                                 arrangement or understanding with any person to participate, in the distribution of the exchange notes

                              . you are not an "affiliate" of McLeodUSA within the meaning of Rule 405 under the Securities Act

                              Our belief is based on interpretations by the Staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The Staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to this exchange offer.

                              If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

                              Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. A broker-dealer may use this prospectus for an offer to sell, resale or other transfer of exchange notes. See "Plan of Distribution."

Exchange Agent..............  The exchange agent for the exchange offer is
                              United States Trust Company of New York. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.............  We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. See "Use of Proceeds."

United States Federal
Income Tax Consequences.....  Your acceptance of the exchange offer and the related exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of the exchange. See "The Exchange Offer--United States Federal Income Tax Consequences."

  See "The Exchange Offer" for more detailed information concerning the terms of the exchange offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

  The exchange offer relates to the exchange of up to $500,000,000 principal amount of exchange notes for up to an equal principal amount of outstanding notes. The form and terms of the exchange notes are substantially identical to the form and terms of the outstanding notes, except the exchange notes will be registered under the Securities Act. Therefore, the exchange notes will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The exchange notes will evidence the same debt as the outstanding notes, which they replace. Both the outstanding notes and the exchange notes are governed by the same indenture, which we refer to as the February 1999 indenture.

Securities Offered..........  $500 million principal amount of 8 1/8% Senior
                              Notes due February 15, 2009.

Interest....................  Interest on the exchange notes will accrue at the rate of 8 1/8% per year and will be payable in cash semi-annually in arrears on August 15 and February 15, commencing August 15, 1999.

Ranking.....................  The exchange notes will not be secured by any assets and:

                              . will be subordinated to all of our existing and future secured indebtedness, including any Senior Credit Facility or Qualified Receivable Facility, as defined in this prospectus,

                              . will be subordinated to all liabilities of our subsidiaries, including trade payables

                              . will rank equal in right of payment with all of our existing and future senior unsecured indebtedness

                              . will rank senior in right of payment to all of our existing and future subordinated indebtedness

                              As of March 31, 1999:

                              . we had total secured indebtedness of $52.1 million

                              . our subsidiaries had total liabilities of $325.0 million

                              . we had $1.8 billion of outstanding senior unsecured indebtedness that will rank equal in right of payment with the exchange notes

                              .  we had no outstanding subordinated
                                 indebtedness

                              See "Description of the Exchange Notes--General."

Optional Redemption.........  We may redeem the exchange notes at our option, in whole or in part, at any time on or after February 15, 2004 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption. In addition, in the event we sell our common stock in a Strategic Equity Investment, as defined in this prospectus, on or before February 15, 2002, we may, at our option, use all or a portion of the net proceeds from such sale to redeem up to 33 1/3% of the originally issued principal amount of the exchange notes at a redemption price equal to 108.125% of the principal amount of the exchange notes plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least 66 2/3% of the originally issued principal amount of the exchange notes would remain outstanding immediately after giving effect to such redemption. See "Description of the Exchange Notes--Optional Redemption."


Change of Control...........  Upon a Change of Control, as defined in this prospectus, you will have the right to require us to repurchase all or any part of your exchange notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest. However, we cannot assure you we will have the financial resources necessary to repurchase the exchange notes upon a Change of Control. See "Description of the Exchange Notes-- Repurchase at the Option of Holders upon a Change of Control."

Restrictive Covenants.......  The February 1999 indenture contains several covenants which, among other things, restrict our ability and the ability of our subsidiaries to:

                              .  incur additional indebtedness

                              .  pay dividends

                              . make distributions in respect of our or our subsidiaries' capital stock

                              .  make other restricted payments

                              .  enter into sale and leaseback transactions

                              .  pledge or mortgage assets

                              . enter into transactions with affiliates or related persons

                              .  sell assets

                              .  consolidate, merge or sell all or
                                 substantially all of our or our subsidiaries' assets

                              These covenants are subject to important exceptions and qualifications. See "Description of the Exchange Notes--Covenants."

                                  RISK FACTORS

  You should carefully consider the factors set forth under the caption "Risk Factors" before tendering your outstanding notes for exchange notes.

               Summary Consolidated Financial and Operating Data

  The information in the following table is based on historical financial information included in our prior SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 1998. The following summary financial information should be read in connection with this historical financial information, including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." Our audited historical financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

  The information in the table on the following page reflects consolidated financial information for the following companies we have acquired:

      Acquired Company                     Date Acquired
      ----------------                     -------------
      MWR Telecom, Inc.                    April 28, 1995
      Ruffalo, Cody & Associates, Inc.     July 15, 1996
      Telecom*USA Publishing Group Inc.  September 20, 1996
      Consolidated Communications, Inc.  September 24, 1997
      Ovation Communications, Inc.         March 31, 1999

  The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

  The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the Ovation acquisition had occurred on January 1, 1998 and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of December 31, 1998.

  The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of $300 million principal amount of our 8 3/8% senior notes in March 1998, $300 million principal amount of our 9 1/2% senior notes in October 1998 and $500 million principal amount of the outstanding senior notes in February 1999 as if they had occurred at the beginning of 1998 and the pro forma information presented in the balance sheet data in the table includes the effects of the issuance of the outstanding senior notes as if it had occurred at the end of 1998.

  The ratio of earnings to fixed charges is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32 million and $51.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $188.6 million and $61.7 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                                                 (table begins on the next page)

               Summary Consolidated Financial and Operating Data
              (In thousands, except per share and operating data)

                                 Year Ended December 31,               Three Months Ended March 31,
                         ------------------------------------------ -----------------------------------
                                                         Pro Forma                           Pro Forma
                           1996      1997      1998        1998        1998        1999        1999
                         --------  --------  ---------  ----------- ----------- ----------- -----------
                                                        (unaudited) (unaudited) (unaudited) (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146   $ 625,181   $134,331    $181,109    $200,805
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208     329,527     75,045      92,459      99,797
  Selling, general and
   administrative.......   46,044   148,158    260,931     274,420     58,768      79,811      90,691
  Depreciation and
   amortization.........    8,485    33,275     89,107     109,720     19,431      35,110      41,680
  Other.................    2,380     4,632      5,575       5,575      1,900         --          --
                         --------  --------  ---------   ---------   --------    --------    --------
  Total operating
   expenses.............  109,533   337,255    678,821     719,242    155,144     207,380     232,168
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating loss.........  (28,210)  (69,369)   (74,675)    (94,061)   (20,813)    (26,271)    (31,363)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)    (85,898)   (10,141)    (21,204)    (26,074)
 Other non-operating
  income................      495     1,426      1,997       1,997
 Income taxes...........      --        --         --          --         687          (1)         (1)
                         --------  --------  ---------   ---------   --------    --------    --------
 Net loss............... $(22,346) $(79,910) $(124,912)  $(177,962)  $(30,267)   $(47,476)   $(57,438)
                         ========  ========  =========   =========   ========    ========    ========
 Loss per common share.. $   (.55) $  (1.45) $   (1.99)  $   (2.60)  $   (.49)   $   (.72)   $   (.80)
                         ========  ========  =========   =========   ========    ========    ========
 Weighted average common
  shares outstanding....   40,506    54,974     62,807      68,404     62,227      66,121      71,718
                         ========  ========  =========   =========   ========    ========    ========
 Ratio of earnings to
  fixed charges.........      --        --         --          --         --          --          --
                         ========  ========  =========   =========   ========    ========    ========

                                                                     March 31,
                                        December 31,                   1999
                         ------------------------------------------ -----------
                                                         Pro Forma
                           1996      1997       1998       1998       Actual
                         -------- ---------- ---------- ----------- -----------
                                                        (unaudited) (unaudited)
Balance Sheet Data:
 Current assets......... $224,401 $  517,869 $  793,192 $ 1,179,442 $   974,218
 Working capital
  (deficit)............. $185,968 $  378,617 $  613,236 $   967,276 $   740,191
 Property and equipment,
  net................... $ 92,123 $  373,804 $  629,746 $   706,406 $   828,591
 Total assets........... $452,994 $1,345,652 $1,925,197 $ 2,738,031 $ 2,836,380
 Long-term debt less
  current maturities.... $  2,573 $  613,384 $1,245,170 $ 1,836,876 $ 1,776,475
 Stockholders' equity... $403,429 $  559,379 $  462,806 $   651,724 $   785,415

                                Year Ended December 31,              Three Months Ended March 31,
                         ---------------------------------------- -----------------------------------
                                                       Pro Forma                           Pro Forma
                           1996      1997      1998      1998        1998        1999        1999
                         --------  --------  -------- ----------- ----------- ----------- -----------
                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions.......... $173,782  $601,137  $339,660 $   739,497 $    48,930 $   538,897 $   560,894
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $    21,234 $       518 $     8,839 $    10,317

                                                     December 31,      March 31,
                                                ---------------------- ---------
                                                 1996   1997    1998     1999
                                                ------ ------- ------- ---------
Operating Data:                                           (unaudited)
Local lines.................................... 65,400 282,600 397,600  494,700
Cities and towns served........................    120     227     269      408
Route miles....................................  2,352   4,908   7,120    7,654
Employees......................................  2,077   4,941   5,300    6,109

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                                  RISK FACTORS

  You should carefully consider the following risk factors and the other information in this prospectus before tendering your outstanding notes for exchange notes. You should also consider the additional information set forth in our SEC Reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

Fluctuations in the Market Price of Our Class A Common Stock May Make it More Difficult for Us to Raise Capital.

  The market price of our Class A common stock is extremely volatile and has fluctuated over a wide range. These fluctuations may impair our ability to raise capital by offering equity securities. The market price may continue to fluctuate significantly in response to various factors, including:

  . market conditions in the industry

  . announcements and actions by competitors

  . low trading volume

  . sales of large amounts of our Class A common stock in the public market or the perception that such sales could occur

  . quarterly variations in operating results or growth rates

  . changes in estimates by securities analysts

  . regulatory and judicial actions

  . general economic conditions

We May Not Be Able to Successfully Integrate Acquired Companies into Our Operations, Which Could Slow Our growth.

  The integration of acquired companies into our operations involves a number of risks, including:

  . difficulty integrating new operations and personnel

  . diversion of management attention

  . potential disruption of ongoing business

  . inability to retain key personnel or customers

  . inability to successfully incorporate new assets and rights into our service offerings

  . inability to maintain uniform standards, controls, procedures and policies

  . impairment of relationships with employees, customers or vendors

  Failure to overcome these risks or any other problems encountered in connection with acquisition transactions could slow our growth or lower the quality of our services, which could reduce customer demand.

Continued Rapid Growth of Our Network, Services and Subscribers Could Be Slowed if We Cannot Manage this Growth.

  We have rapidly expanded and developed our network, services and subscriber base. For example, we recently announced plans to offer high-speed digital access and data services. Our expansion and development has placed and will continue to place significant demands on our management, operational and financial systems and procedures and controls. We may not be able to manage our anticipated growth effectively, which would harm our business, results of operations, financial condition and our ability to repay the exchange notes.

Further expansion and development will depend on a number of factors, including:

  . cooperation of the existing local telephone companies

  . regulatory and governmental developments

  . changes in the competitive climate in which we operate

  . development of customer billing, order processing and network management systems

  . availability of financing

  . technological developments

  . availability of rights-of-way, building access and antenna sites

  . existence of strategic alliances or relationships

  . emergence of future opportunities

  We will need to continue to improve our operational and financial systems and our procedures and controls as we grow. We must also develop, train and manage our employees.

We Expect to Incur Significant Losses Over the Next Several Years.

  If we do not become profitable in the future, we could have difficulty obtaining funds to continue our operations or repay the exchange notes. We have incurred net losses every year since we began operations. Since January 1, 1994, our net losses have been as follows:

                                   Net Losses

Period                                                                Amount
------                                                            --------------
1994............................................................. $ 11.4 million
1995............................................................. $ 11.3 million
1996............................................................. $ 22.3 million
1997............................................................. $ 79.9 million
1998............................................................. $124.9 million

We expect to incur net losses during the next several years while we develop our businesses, expand our fiber optic communications network and develop wireless services.

Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions.

  We need significant capital to continue to expand our operations, facilities, network and services. We cannot assure you that our capital resources will permit us to fund our planned network deployment and operations or achieve operating profitability. Failure to generate or raise sufficient funds may require us to delay or abandon some of our expansion plans or expenditures, which could harm our business, competitive position and ability to repay the exchange notes.

  As of March 31, 1999, based on our business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.3 billion through 2001 to fund our capital expenditures and operating expenses. Our estimated aggregate capital requirements include the projected costs of:

  . building our fiber optic communications network, including intra-city fiber optic networks

  . expanding operations in existing and new markets

  . developing wireless services

  . funding general corporate expenses

  . integrating recent acquisitions

  . constructing, acquiring, developing or improving telecommunications assets

  Our estimate of future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements may differ substantially from our estimate due to factors such as:

  . strategic acquisition costs and effects of acquisitions on our business plan, capital requirements and growth projections

  . unforeseen delays

  . cost overruns

  . engineering design changes

  . changes in demand for our services

  . regulatory, technological or competitive developments

  . new opportunities

  We also expect to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. We may require additional financing if we pursue any of these opportunities.

  We may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. We cannot assure you that we will have timely access to additional financing sources on acceptable terms. If we do not, we may not be able to expand our markets, operations, facilities, network and services through acquisitions as we intend.

Our High Level of Debt Could Limit Our Flexibility in Responding to Business Developments and Put Us at a Competitive Disadvantage.

  We have substantial debt, which could adversely affect us in a number of ways, including:

  . limiting our ability to obtain necessary financing in the future

  . limiting our flexibility to plan for, or react to, changes in our business

  . requiring us to use a substantial portion of our cash flow from operations to pay our debt obligations rather than for other purposes, such as working capital or capital expenditures

  . making us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage

  . making us more vulnerable to a downturn in our business

  As of March 31, 1999, we had $1.8 billion of long-term debt and $785.4 million of stockholders' equity. As a result, we expect our fixed charges to exceed our earnings for the foreseeable future.

Covenants in Debt Instruments Restrict Our Capacity to Borrow and Invest, Which Could Impair Our Ability to Expand or Finance Our Operations.

  The indentures governing the terms of our long-term debt impose operating and financial restrictions that limit our discretion on some business matters, which could make it more difficult for us to expand, finance our operations or engage in other business activities that may be in our interest. These restrictions limit or prohibit our ability to:

  . incur additional debt

  . pay dividends or make other distributions

  . make investments or other restricted payments

  . enter into sale and leaseback transactions

  . pledge or mortgage assets

  . enter into transactions with related persons

  . sell assets

  . consolidate, merge or sell all or substantially all of our assets

If we fail to comply with these restrictions, all of our long-term debt could become immediately due and payable.

Our Dependence on Regional Bell Operating Companies to Provide Most of Our Communications Services Could Make it Harder for Us to Offer Our Services at a Profit.

  We depend on the regional Bell operating companies to provide most of our core local and some of our long distance services. Today, without using the communications facilities of these companies, we could not provide bundled local and long distance services to most of our customers. Because of this dependence, our communications services are highly susceptible to changes in the conditions for access to these facilities and we may therefore have difficulty offering our services at profitable and competitive rates.

  U S WEST Communications, Inc., Ameritech Corporation and Southwestern Bell Telephone Company are our primary suppliers of local lines to our customers and communications services that allow us to transfer and connect calls. Their communications facilities allow us to provide (1) local service, (2) long distance service and (3) private lines dedicated to our customers' use. If these or other companies deny or limit our access to their communications network elements or wholesale services, we may not be able to offer profitable communications services.

  Our plans to provide local service using our own communications network equipment also depend on the regional Bell operating companies. In order to interconnect our network equipment and other communications facilities to network elements controlled by the regional Bell operating companies, we must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the regional Bell operating companies by the Telecommunications Act of 1996 have been and continue to be subject to a variety of legal proceedings, which could affect our ability to obtain interconnection agreements on acceptable terms. We cannot assure you that we will succeed in obtaining interconnection agreements on terms that would permit us to offer local services using our own communications network facilities at profitable and competitive rates.

Actions by U S WEST May Make it More Difficult for Us to Offer Our Communications Services.

  U S WEST has introduced several measures that may make it more difficult for us to offer our communications services. For example, in February 1996, U S WEST filed tariffs and other notices with the public utility commissions in its fourteen-state service region to limit future Centrex access to its switches. Centrex access allows us to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. We use U S WEST's Centrex services to provide most of our local communications services in U S WEST's service territories.

  In January 1997, U S WEST also proposed interconnection surcharges in several of the states in its service region, which would increase our costs of providing communications services in those states.

  We have challenged or are challenging these actions by U S WEST before the FCC or applicable state public utility commissions. We cannot assure you we will succeed in our challenges to these or other actions by U S WEST that would prevent or deter us from using U S WEST's Centrex service or communications network elements. If U S WEST successfully withdraws or limits our access to Centrex services in any jurisdiction, we may not be able to offer communications services in that jurisdiction, which could harm our business.

  We anticipate that U S WEST will also pursue legislation in states within our target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for us to challenge U S WEST's actions in the future.

Competition in the Communications Services Industry Could Cause Us to Lose Customers and Revenue and Could Make it More Difficult for Us to Enter New Markets.

  We face intense competition in all of our markets. This competition could result in loss of customers and lower revenue for us. It could also make it more difficult for us to enter new markets. Existing local telephone companies, including U S WEST, Ameritech, Southwestern Bell and GTE, currently dominate their local telecommunications markets. Three major competitors, AT&T, MCI WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. AT&T, MCI WorldCom and Sprint also offer local telecommunications services in many locations.

  Our local and long distance services also compete with the services of other communications services companies competing with the existing local telephone companies in some markets.

  Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, microwave and satellite carriers, providers of digital access and data services, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

  These and other firms may enter the markets where we focus our sales efforts. Many of our existing and potential competitors have financial and other resources far greater than our own. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of our competitors and could put us at a significant competitive disadvantage.

We May Not Succeed in Developing or Making a Profit from Wireless Services.

  Our proposal to offer wireless services involves a high degree of risk and will impose significant demands on our management and financial resources. Developing wireless services may require us to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets. We may not succeed in developing wireless services. Even if we spend substantial amounts to develop wireless services, we may not make a profit from wireless operations.

  Our ability to successfully offer wireless services will also depend on a number of factors beyond our control, including:

  . changes in communications service rates charged by other companies

  . changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

  . changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

  . changes in wireless technologies that could render obsolete the technology and equipment we choose for our wireless services

Competition in the Wireless Telecommunications Industry Could Make it Harder for Us to Successfully Offer Wireless Services.

  The wireless telecommunications industry is experiencing increasing competition and significant technological change. This will make it harder for us to gain a share of the wireless communications market. We expect up to eight wireless competitors in each of our target wireless markets. We could face additional competition from mobile satellite services.

  Many of our potential wireless competitors have financial and other resources far greater than those of us and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate, wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage, particularly if we only offer regional wireless services.

The Success of Our Communications Services Will Depend on Our Ability to Keep Pace with Rapid Technological Changes in Our Industry.

  Communications technology is changing rapidly. These changes influence the demand for our services. We need to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether we can continue to increase our revenues and number of subscribers and be competitive.

The Loss of Key Personnel Could Weaken Our Technical and Operational Expertise, Delay Our Introduction of New Services or Entry into New Markets and Lower the Quality of Our Service.

  We may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in our business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause us to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. We could also be less prepared for technological or marketing problems, which could reduce our ability to serve our customers and lower the quality of our services. As a result, our financial condition could worsen.

  Our future success depends on the continued employment of our senior management team, particularly Clark E. McLeod, our Chairman and Chief Executive Officer, and Stephen C. Gray, our President and Chief Operating Officer. We do not have term employment agreements with these employees.

Failure to Obtain and Maintain Necessary Permits and Rights-of-Way Could Delay Installation of Our Networks and Interfere with Our Operations.

  To obtain access to rights-of-way needed to install our fiber optic cable, we must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies, other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay our planned network expansion, interfere with our operations and harm our business. For example, if we lose access to a right-of-way, we may need to spend significant sums to remove and relocate our facilities.

Government Regulation May Increase Our Cost of Providing Services, Slow Our Expansion into New Markets and Subject Our Services to Additional Competitive Pressures.

  Our facilities and services are subject to federal, state and local regulation. The time and expense of complying with these regulations could slow down our expansion into new markets, increase our costs of providing services and subject them to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented us with opportunities to enter local telephone markets, it also provides important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide out-of-region long distance service to customers in their respective regions. In addition, we need to obtain and maintain licenses, permits and other regulatory approvals in connection with some of our services. Any of the following could harm our business:

  . failure to maintain proper federal and state tariffs

  . failure to maintain proper state certifications

  . failure to comply with federal, state or local laws and regulations

  . failure to obtain and maintain required licenses and permits

  . burdensome license or permit requirements to operate in public rights-of-way

  . burdensome or adverse regulatory requirements

Our Management and Principal Stockholders Can Control McLeodUSA and May Have Different Interests Than Those of Our Debt Holders.

  As of May 20, Interstate Energy Corporation, M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Richard A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and our directors and executive officers beneficially owned approximately 38.7% of our outstanding Class A common stock. These stockholders can collectively control management policy and may be able to control corporate actions requiring a stockholder vote, including election of the board of directors. Conflicts of interest may arise between the interests of these stockholders and holders of our debt securities. For example, these stockholders may have an interest in pursuing acquisitions, financings or other transactions that could enhance their equity investment, but that also increase the risk that we will not have sufficient funds to repay you. You should expect these stockholders to resolve any conflicts in their favor.

Computer Systems May Malfunction and Interrupt Our Services if We and Our Suppliers Do Not Attain Year 2000 Readiness.

  We and our major suppliers of communications services and network elements rely greatly on computer systems and other technological devices. These may not be capable of recognizing January 1, 2000 or subsequent dates. This problem could cause any or all of our systems or services to malfunction or fail.

  We are reviewing our computer systems and programs and other technological devices to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all of our operations and is centrally managed. This review may not be sufficient, however, to prevent interruptions to our systems and services.

  Some of our critical operations and services depend on other companies. For example, we depend on the existing local telephone companies, primarily the regional Bell operating companies, to provide most of our local and some of our long distance services. To the extent U S WEST, Ameritech or Southwestern Bell fail to address Year 2000 issues which might interfere with their ability to fulfill their obligations to us, it could interfere with our operations. If we, our major vendors, our material service providers or our customers fail to address Year 2000 issues in a timely manner, our business, results of operations and financial condition could be significantly harmed.

We Depend upon Payments from Our Subsidiaries to Pay Principal and Interest on Our Debt Obligations.

  We are a holding company, which means we conduct all of our operations and derive all of our operating income from our subsidiaries. Our ability to pay our obligations, including our obligation to pay principal and interest on the exchange notes, depends on receiving dividends and other payments from our subsidiaries, raising additional funds in a public or private equity or debt offering or selling assets. Our subsidiaries constitute separate legal entities and have no obligation to pay any amounts due on the exchange notes or to make funds available to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend on their operating results and the requirements of applicable law.

The February 1999 Senior Notes Are Subordinate to Our Subsidiaries' Obligations and Our Own Secured Obligations.

  The exchange notes will be effectively subordinated in right of payment to all liabilities of our subsidiaries. This means that in the event of a bankruptcy, liquidation or reorganization, our subsidiaries must pay their creditors in full before we could use their assets to pay you. As of March 31, 1999, our subsidiaries had total liabilities after the elimination of loans and advances from us to our subsidiaries of approximately $325 million. In addition, the February 1999 indenture and the indentures governing our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes and 9 1/2% senior notes, which we refer to collectively as our indentures, permit us and our subsidiaries to incur additional debt.

  The exchange notes will be unsecured and will be subordinated to our secured debt. This means if we default on any of our secured debt, our secured creditors could foreclose on their collateral and receive payment out of the proceeds of that collateral before we could use those assets to pay you. If the value of the collateral is less than the amount owed, our secured creditors will have equal rights with you to our remaining assets. As of March 31, 1999, we had total secured debt of approximately $52.1 million. The indentures permit us and our subsidiaries to incur additional secured debt, including unlimited purchase money debt and up to $250 million under one or more credit facilities.

Some Holders of Exchange Notes May Still Be Subject to Various Transfer Restrictions.

  You may generally sell exchange notes without complying with the registration requirements of the Securities Act, unless you are:

  . an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act

  . a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities

  . a broker-dealer that acquired outstanding notes directly from us for resale pursuant to Rule 144A or another available exemption under the Securities Act

  "Affiliates" of the Company may sell exchange notes only in compliance with the provisions of Rule 144 under the Securities Act or another available exemption. The broker-dealers described above must deliver a prospectus in connection with any resale of exchange notes.

There Is No Established Trading Market for the Exchange Notes Which Could Make it More Difficult for You to Sell Exchange Notes and Could Adversely Affect Their Price.

  The exchange notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be more difficult for you to sell exchange notes. If exchange notes are traded after their initial issuance, they may trade at a discount, depending upon:

  . our financial condition

  . prevailing interest rates

  . the market for similar securities

  . other factors beyond our control, including general economic conditions.

  We do not intend to apply for a listing or quotation of the exchange notes on any securities exchange. The initial purchasers have informed us that they intend to make a market in the exchange notes. However, the initial purchasers have no obligation to do so, and may discontinue any market-making activities at any time without notice. We cannot assure you of the development or liquidity of any trading market for the exchange notes following the exchange offer.

Holders of Outstanding Notes Who Fail to Tender May Experience Diminished Liquidity After the Exchange Offer.

  We have not registered nor do we intend to register the outstanding notes under the Securities Act. Consequently, outstanding notes that remain outstanding after consummation of the exchange offer will remain subject to transfer restrictions under applicable securities laws. Unexchanged outstanding notes will continue to bear a legend reflecting these restrictions on transfer. Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of outstanding notes. As outstanding notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding notes will decrease. This decrease will reduce the liquidity of the trading market for the outstanding notes which will make it more difficult for you to sell them. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding notes following the exchange offer.

Holders of Outstanding Notes Must Ensure Compliance With Exchange Offer Procedures.

  You are responsible for complying with all exchange offer procedures. You will receive exchange notes in exchange for your outstanding notes only if, before the expiration date, you deliver the following to the exchange agent:

  . certificates for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at the Depository Trust Company, or DTC

  . the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed by you, together with any required signature guarantees

  . any other documents required by the Letter of Transmittal

  You should allow sufficient time to ensure that the exchange agent receives all required documents before the exchange offer expires. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange. See "The Exchange Offer."

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this prospectus under the caption "Risk Factors." We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

  In connection with the sale of the outstanding notes, we entered into the registration rights agreement with the initial purchasers by which we agreed to file and to use our best efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the outstanding notes for exchange notes with terms identical in all material respects to the terms of the outstanding notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We are making the exchange offer to satisfy our contractual obligations under the registration rights agreement.

  If you tender your outstanding notes in exchange for exchange notes, you will represent to us that:

  . any exchange notes you receive are being acquired in the ordinary course of your business

  . you have no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of exchange notes

  . you are not an "affiliate" of McLeodUSA within the meaning of Rule 405 under the Securities Act or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable

  . you have full power and authority to tender, exchange, sell, assign and transfer the tendered outstanding notes

  . McLeodUSA will acquire good, marketable and unencumbered title to the outstanding notes you tender, free and clear of all liens, restrictions, charges and encumbrances

  . the outstanding notes you tender for exchange are not subject to any adverse claims or proxies

  You also will warrant and agree that you will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the outstanding notes you tender in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes in the exchange offer, where such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

  The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of outstanding notes, which, for purposes of the exchange offer, include beneficial interests in the outstanding notes held by direct or indirect participants in DTC and outstanding notes held in definitive form.

Terms of the Exchange Offer

  We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of outstanding notes properly tendered prior to the expiration date and not properly withdrawn according to the procedures described below. Holders may tender their outstanding notes in whole or in part in integral multiples of $1,000 principal amount.

  The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

  . the exchange notes have been registered under the Securities Act and therefore will not be subject to some restrictions on transfer applicable to the outstanding notes and

  . holders of the exchange notes will not be entitled to the rights of holders of the outstanding notes under the registration rights agreement.

  The exchange notes evidence the same indebtedness as the outstanding notes, which they replace, and will be issued pursuant to, and entitled to the benefits of, the February 1999 indenture.

  The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. We reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under "--Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $500 million principal amount of outstanding notes is outstanding.

  Holders of outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Outstanding notes which are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. For a description of the consequences of not tendering oustanding notes for exchange see "Risk Factors--Holders of Outstanding Notes Who Fail to Tender May Experience Diminished Liquidity After the Exchange Offer."

  If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, certificates for the unaccepted outstanding notes will be returned, without expense, to the tendering holder of those notes promptly after the expiration date.

  Holders who tender outstanding notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of outstanding notes in connection with the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses" for a description of the fees and expenses that we will pay in connection with the exchange offer.

  Our board of directors makes no recommendation to holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes in the exchange offer. In addition, no one has been authorized to make any similar recommendation. Holders of outstanding notes must make their own decision whether to tender in the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the Letter of Transmittal and consulting with their advisers, if any, based on their financial position and requirements.

Expiration Date; Extensions; Amendments

  The term "expiration date" means 5:00 p.m., New York City time, on   , 1999,
unless we extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

  We expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time,

  . to delay the acceptance of the outstanding notes for exchange

  . to terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, if we determine, in our sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied

  . to extend the expiration date of the exchange offer and retain all outstanding notes tendered in the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes as described under "--Withdrawal Rights"

  . to waive any condition or otherwise amend the terms of the exchange offer in any respect

If the exchange offer is amended in a manner that we determine to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act.

  Any delay in acceptance, termination, extension or amendment will be followed promptly by:

  . oral or written notice of the change to the exchange agent, with any such oral notice to be promptly confirmed in writing

  . a public announcement of the change, which announcement, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date

  Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

  Upon the terms and subject to the conditions of the exchange offer, promptly after the expiration date we will exchange, and will issue to the exchange agent, exchange notes for outstanding notes validly tendered and not withdrawn as described under "--Withdrawal Rights."

  In all cases, delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

  . outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC

  . the Letter of Transmittal, or a facsimile of the letter, properly completed and duly executed, with any required signature guarantees

  . any other documents required by the Letter of Transmittal

  Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when outstanding notes, book-entry confirmations with respect to outstanding notes and other required documents are received by the exchange agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC.

  Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, outstanding notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of those outstanding notes for exchange in the exchange offer. Any such oral notice shall be promptly confirmed in writing. Our acceptance for exchange of outstanding notes tendered through any of the procedures described above will constitute a binding agreement between the tendering holder and McLeodUSA upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as agent for McLeodUSA for the purpose of receiving tenders of outstanding notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving outstanding notes, Letters of Transmittal and related documents and transmitting exchange notes to holders who validly tendered outstanding notes. The exchange will be made promptly after the expiration date. If for any reason whatsoever the acceptance for exchange or the exchange of any outstanding notes tendered in the exchange offer is delayed, whether before or after our acceptance for exchange of outstanding notes, or we extend the exchange offer or are unable to accept for exchange or exchange outstanding notes tendered in the exchange offer, then, without prejudice to our rights set forth in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, retain tendered outstanding notes and such outstanding notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

Procedures for Tendering Outstanding Notes

  Valid Tender. Except as set forth below, in order for outstanding notes to be validly tendered in the exchange offer, either:

  1. before the expiration date,

    . a properly completed and duly executed Letter of Transmittal, or facsimile of the letter with any required signature guarantees and any other required documents, must be received by the exchange agent at the address set forth under "--Exchange Agent," and

    . tendered outstanding notes must be received by the exchange agent, or such outstanding notes must be tendered according to the procedures for book-entry transfer described below and a book-entry confirmation must be received by the exchange agent, or

  2.the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the outstanding notes are tendered, a tendering holder should fill in the amount of outstanding notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us, in our sole discretion, of such person's authority to so act must be submitted.

  Any beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the exchange offer.

  The method of delivery of outstanding notes, the Letter of Transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery and should obtain proper insurance. No Letter of Transmittal or outstanding notes should be sent to McLeodUSA. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for them.

  Book-Entry Transfer. The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent's account at DTC according to DTC's procedures for transfers. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the Letter of Transmittal, or facsimile of the letter, properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "--Exchange Agent" before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

Delivery of documents to DTC does not constitute delivery to the Exchange
Agent.

  Signature Guarantees. Tendering holders do not need to endorse their certificates for outstanding notes and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:

  1. a certificate for outstanding notes is registered in a name other than that of the person surrendering the certificate, or

  2. a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal

In either of these cases, the certificates for outstanding notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act as an "eligible guarantor institution," including, as such terms are defined in that rule:

  . a bank

  . a broker, dealer, municipal securities broker or dealer or government securities broker or dealer

  . a credit union

  . a national securities exchange, registered securities association or clearing agency

  . a savings association that is a participant in a Securities Transfer
    Association

unless surrendered on behalf of such eligible institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender outstanding notes in the exchange offer and the certificates for the outstanding notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the outstanding notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  . the tenders are made by or through an eligible institution

  . before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, stating the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made by the notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery

  . the certificates (or book-entry confirmation) representing all tendered outstanding notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery

  Determination of Validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered outstanding notes will be determined by us, in our sole discretion, and that determination shall be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders that we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any defect or irregularity in any tender of outstanding notes of any particular holder whether or not we waive similar defects or irregularities in the case of other holders.

  Our interpretation of the terms and conditions of the exchange offer, including the Letter of Transmittal and its instructions, will be final and binding on all parties. No tender of outstanding notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither McLeodUSA, any affiliates of McLeodUSA, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Resales of Exchange Notes

  Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, we believe that holders of outstanding notes, other than any holder that is (1) a broker-dealer that acquired outstanding notes as a result of market-making activities or other trading activities or (2) a broker-dealer that acquired outstanding notes directly from us for resale in Rule 144A or another available exemption under the Securities Act, who exchange their outstanding notes for exchange notes in the exchange offer may offer for resale, resell and otherwise transfer such exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  . such exchange notes are acquired in the ordinary course of such holders' business

  . such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes

  . such holders are not "affiliates" of McLeodUSA within the meaning of Rule 405 under the Securities Act

However, the staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes in the exchange offer, where such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Withdrawal Rights

  Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time before the expiration date.

  In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at its address set forth under "--Exchange Agent" before the expiration date. Any notice of withdrawal must specify the name of the person who tendered the outstanding notes to be withdrawn, the principal amount of outstanding notes to be withdrawn and, if certificates for such outstanding notes have been tendered, the name of the registered holder of the outstanding notes as set forth on the outstanding notes, if different from that of the person who tendered the outstanding notes.

  If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the outstanding notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of outstanding notes tendered for the account of an eligible institution.

  If outstanding notes have been tendered by the procedures for book-entry transfer set forth in "--Procedures for Tendering Outstanding Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of outstanding notes may not be rescinded. Outstanding notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time before the expiration date by following any of the procedures described above under "--Procedures for Tendering Outstanding Notes."

  All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties. Neither McLeodUSA, any affiliates of McLeodUSA, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any outstanding notes which have been tendered but which are withdrawn will be returned to the holder of those notes promptly after withdrawal.

Interest on the Exchange Notes

  Interest on the outstanding notes and the exchange notes will be payable semi-annually in arrears on August 15 and February 15 of each year at a rate of 8 1/8% per annum, commencing August 15, 1999.

Conditions to the Exchange Offer

  Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any outstanding notes for any exchange notes and will not be required to issue exchange notes in exchange for any outstanding notes and, as described below, may, at any time and from time to time, terminate or amend the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied before the expiration date:

  . there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange notes issued in exchange for outstanding notes in the exchange offer to be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers that acquired outstanding notes as a result of market-making or other trading activities or broker-dealers that acquired outstanding notes directly from McLeodUSA for resale under Rule 144A or another available exemption under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holders' business, the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes and such holders are not "affiliates" of McLeodUSA within the meaning of Rule 405 under the Securities Act

  . any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer

  . any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer

  . a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose

  . any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby

  . any change, or any development involving a prospective change, in our business or financial affairs has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer

  If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, we may, subject to applicable law, terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act.

United States Federal Income Tax Consequences

  The exchange of the outstanding notes for the exchange notes will not be a taxable exchange for federal income tax purposes, and holders of outstanding notes should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Exchange Agent

  We have appointed United States Trust Company of New York as exchange agent for the exchange offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent as follows:

    By Mail
    United States Trust Company of New York
    P.O. Box 843
    Cooper Station
    New York, New York 10276
    Attention: Corporate Trust Services

    By Hand before 4:30 p.m.
    United States Trust Company of New York
    111 Broadway
    New York, New York 10006
    Attention: Lower Level Corporate Trust Window

    By Overnight Courier and By Hand after 4:30 p.m.
    United States Trust Company of New York
    770 Broadway, 13th Floor
    New York, New York 10003

    By Facsimile
    (212) 780-0592
    Attention: Customer Service
    Confirm by telephone: (800) 548-6565

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

  We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by officers, directors or employees of McLeodUSA.

  We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers.

  Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that if exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer tax, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

                                USE OF PROCEEDS

  The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, an equal number of outstanding notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes, except as otherwise described in this prospectus under "The Exchange Offer--Terms of the Exchange Offer." The outstanding notes surrendered in exchange for exchange notes will be retired and canceled by us and cannot be reissued.

                                 CAPITALIZATION

  The following table shows our capitalization as of March 31, 1999, including the application of the net proceeds of approximately $487.8 million from our issuance of our 8 1/8% senior notes in February 1999 and the effects of the Ovation acquisition in March 1999. You should read this table together with our consolidated financial statements and related notes and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus.

                                                             March 31, 1999
                                                             --------------
                                                              (unaudited)
                                                               (in thousands)
Cash and cash equivalents...................................   $  415,343
Investments in available-for-sale securities................      278,676
                                                               ----------
    Total cash, cash equivalents and investments in
     available-for-sale securities..........................      694,019
                                                               ==========
Short-term debt.............................................       10,276
Long-term debt..............................................    1,776,475
                                                               ----------
Stockholders' equity:
  Class A common stock, $.01 par value, 250,000,000 shares
   authorized; 74,440,894 shares issued and outstanding,
   actual...................................................          744
  Class B common stock, convertible, $.01 par value,
   22,000,000 shares authorized; none issued or
   outstanding..............................................          --
  Additional paid-in capital................................    1,078,307
  Accumulated deficit.......................................    (300,123)
  Accumulated other comprehensive income....................        6,487
                                                               ----------
    Total stockholders' equity..............................      785,415
                                                               ----------
    Total capitalization....................................   $2,572,166
                                                               ==========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The information in the following table is based on historical financial information included in our prior SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 1998. The following summary financial information should be read in connection with this historical financial information, including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." Our audited historical financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

  The information in the table on the following page reflects consolidated financial information for the following companies we have acquired:

      Acquired Company                     Date Acquired
      ----------------                     -------------
      MWR Telecom, Inc.                    April 28, 1995
      Ruffalo, Cody & Associates, Inc.     July 15, 1996
      Telecom*USA Publishing Group Inc.  September 20, 1996
      Consolidated Communications, Inc.  September 24, 1997
      Ovation Communications, Inc.         March 31, 1999

  The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

  The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the Ovation acquisition had occurred on January 1, 1998 and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of December 31, 1998.

  The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of $300 million principal amount of our 8 3/8% senior notes in March 1998, $300 million principal amount of our 9 1/2% senior notes in October 1998 and $500 million principal amount of the outstanding notes in February 1999 as if they had occurred at the beginning of 1998 and the pro forma information presented in the balance sheet data in the table includes the effects of the issuance of the outstanding notes as if it had occurred at the end of 1998.

  The ratio of earnings to fixed charges is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32 million and $51.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $188.6 and $61.7 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                                                 (table begins on the next page)

               Summary Consolidated Financial and Operating Data
              (In thousands, except per share and operating data)

                                 Year Ended December 31,               Three Months Ended March 31,
                         ------------------------------------------ -----------------------------------
                                                         Pro Forma                           Pro Forma
                           1996      1997      1998        1998        1998        1999        1999
                         --------  --------  ---------  ----------- ----------- ----------- -----------
                                                        (unaudited) (unaudited) (unaudited) (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146   $ 625,181   $134,331    $181,109    $200,805
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208     329,527     75,045      92,459      99,797
  Selling, general and
   administrative.......   46,044   148,158    260,931     274,420     58,768      79,811      90,691
  Depreciation and
   amortization.........    8,485    33,275     89,107     109,720     19,431      35,110      41,680
  Other.................    2,380     4,632      5,575       5,575      1,900         --          --
                         --------  --------  ---------   ---------   --------    --------    --------
  Total operating
   expenses.............  109,533   337,255    678,821     719,242    155,144     207,380     232,168
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating loss.........  (28,210)  (69,369)   (74,675)    (94,061)   (20,813)    (26,271)    (31,363)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)    (85,898)   (10,141)    (21,204)    (26,074)
 Other non-operating
  income................      495     1,426      1,997       1,997
 Income taxes...........      --        --         --          --         687          (1)         (1)
                         --------  --------  ---------   ---------   --------    --------    --------
 Net loss............... $(22,346) $(79,910) $(124,912)  $(177,962)  $(30,267)   $(47,476)   $(57,438)
                         ========  ========  =========   =========   ========    ========    ========
 Loss per common share.. $   (.55) $  (1.45) $   (1.99)  $   (2.60)  $   (.49)   $   (.72)   $   (.80)
                         ========  ========  =========   =========   ========    ========    ========
 Weighted average common
  shares outstanding....   40,506    54,974     62,807      68,404     62,227      66,121      71,718
                         ========  ========  =========   =========   ========    ========    ========
 Ratio of earnings to
  fixed charges.........      --        --         --          --         --          --          --
                         ========  ========  =========   =========   ========    ========    ========

                                                                     March 31,
                                              December 31,             1999
                                     ------------------------------ -----------
                                       1996      1997       1998      Actual
                                     -------- ---------- ---------- -----------
                                                                    (unaudited)
Balance Sheet Data:
 Current assets..................... $224,401 $  517,869 $  793,192 $   974,218
 Working capital (deficit).......... $185,968 $  378,617 $  613,236 $   740,191
 Property and equipment, net........ $ 92,123 $  373,804 $  629,746 $   828,591
 Total assets....................... $452,994 $1,345,652 $1,925,197 $ 2,836,380
 Long-term debt less current
  maturities........................ $  2,573 $  613,384 $1,245,170 $ 1,776,475
 Stockholders' equity............... $403,429 $  559,379 $  462,806 $   785,415

                                Year Ended December 31,              Three Months Ended March 31,
                         ---------------------------------------- -----------------------------------
                                                       Pro Forma                           Pro Forma
                           1996      1997      1998      1998        1998        1999        1999
                         --------  --------  -------- ----------- ----------- ----------- -----------
                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions.......... $173,782  $601,137  $339,660 $   739,497 $    48,930 $   538,897 $   560,894
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $    21,234 $       518 $     8,839 $    10,317

                                                     December 31,      March 31,
                                                ---------------------- ---------
                                                 1996   1997    1998     1999
                                                ------ ------- ------- ---------
Operating Data:                                           (unaudited)
Local lines.................................... 65,400 282,600 397,600  494,700
Cities and towns served........................    120     227     269      408
Route miles....................................  2,352   4,908   7,120    7,654
Employees......................................  2,077   4,941   5,300    6,109

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial information has been prepared to give effect to:

    . the issuance of $300 million aggregate principal amount of our 8 3/8% senior notes in March 1998

    . the issuance of $300 million aggregate principal amount of our 9 1/2% senior notes in October 1998

    . the issuance of $500 million aggregate principal amount of our 8 1/8% senior notes in February 1999

    .  the Ovation acquisition in March 1999

  The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the Ovation acquisition using the purchase method of accounting, and assumes that the Ovation acquisition and the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the outstanding notes were consummated at the beginning of 1998. The unaudited pro forma financial information is derived from and should be read in conjunction with our consolidated financial statements, Ovation's consolidated financial statements and the related notes thereto incorporated by reference in this prospectus. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable. Depreciation and amortization were adjusted to include amortization of intangibles acquired in the Ovation acquisition. The acquired intangibles will be amortized over periods ranging from 3 to 30 years. For purposes of this pro forma presentation, the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the outstanding notes are collectively referred to as the "Notes Offerings."

  The adjustments for the Ovation acquisition reflect the preliminary allocation of the net purchase price of Ovation to the assets of Ovation, including intangible assets, and record the payment of $121.3 million in cash and the issuance of 5,596,617 shares of our Class A common stock valued at $33.76 per share. The value of $33.76 per share represents the average closing price of our Class A common stock on The Nasdaq Stock Market for the eleven trading days beginning five days prior to the date the agreement was announced, January 7, 1999, and ending five days after such announcement. The adjustments include the elimination of the Ovation equity components, including common stock, treasury stock, other capital and retained deficit.

  We have provided this unaudited pro forma financial data for informational purposes only. This data does not necessarily indicate the operating results that would have occurred had the Ovation acquisition been consummated at the beginning of 1998, nor does it necessarily indicate future operating results or financial position.

                    McLeodUSA Incorporated and Subsidiaries
      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                  (In thousands, except per share information)

                                          Year Ended December 31, 1998
                          ----------------------------------------------------------------
                                     Adjustments Pro Forma           Adjustments
                                       for the    for the              for the
                                        Notes      Notes               Ovation
                          McLeodUSA   Offerings  Offerings  Ovation  Acquisition   Total
                          ---------  ----------- ---------  -------  ----------- ---------
Operations Statement
 Data:
 Revenue................  $ 604,146   $    --    $ 604,146  $21,035   $    --    $ 625,181
                          ---------   --------   ---------  -------   --------   ---------
 Operating expenses:
 Cost of service........    323,208        --      323,208    6,319        --      329,527
 Selling, general and
  administrative........    260,931        --      260,931   13,489        --      274,420
 Depreciation and
  amortization..........     89,107        --       89,107    5,383     15,230     109,720
 Other..................      5,575        --        5,575      --         --        5,575
                          ---------   --------   ---------  -------   --------   ---------
  Total operating
   expenses.............    678,821        --      678,821   25,191     15,230     719,242
                          ---------   --------   ---------  -------   --------   ---------
 Operating loss.........    (74,675)       --      (74,675) ( 4,156)   (15,230)    (94,061)
 Interest expense, net..    (52,234)   (32,056)    (84,290) ( 1,608)       --      (85,898)
 Other non-operating
  income................      1,997        --        1,997      --         --        1,997
 Income taxes...........        --         --          --       --         --          --
                          ---------   --------   ---------  -------   --------   ---------
 Net loss...............  $(124,912)  $(32,056)  $(156,968) $(5,764)  $(15,230)  $(177,962)
                          =========   ========   =========  =======   ========   =========
 Loss per common share..  $   (1.99)             $   (2.50)                      $   (2.60)
                          =========              =========                       =========
 Weighted average common
  shares outstanding....     62,807                 62,807                          68,404
                          =========              =========                       =========
Other Financial Data:
 EBITDA(1)..............  $  20,007   $    --    $  20,007  $ 1,227   $    --    $  21,234

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                    McLeodUSA Incorporated and Subsidiaries
      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                  (In thousands, except per share information)

                                       Three Months Ended March 31, 1999
                          ---------------------------------------------------------------
                                     Adjustments Pro Forma           Adjustments
                                       for the    for the              for the
                                        Notes      Notes               Ovation
                          McLeodUSA   Offerings  Offerings  Ovation  Acquisition  Total
                          ---------  ----------- ---------  -------  ----------- --------
Operations Statement
 Data:
 Revenue................  $181,109     $   --    $181,109   $19,696    $   --    $200,805
                          --------     -------   --------   -------    -------   --------
 Operating expenses:
 Cost of service........    92,459         --      92,459     7,338        --      99,797
 Selling, general and
  administrative........    79,811         --      79,811    10,880        --      90,691
 Depreciation and
  amortization..........    35,110         --      35,110     2,829      3,741     41,680
 Other..................       --          --         --        --         --         --
                          --------     -------   --------   -------    -------   --------
  Total operating
   expenses.............   207,380         --     207,380    21,047      3,741    232,168
                          --------     -------   --------   -------    -------   --------
 Operating loss.........   (26,271)        --     (26,271)   (1,351)    (3,741)   (31,363)
 Interest expense, net..   (21,204)     (2,487)   (23,691)   (2,383)       --     (26,074)
 Other non-operating
  income................        (1)        --          (1)      --         --         (1)
 Income taxes...........       --          --         --        --         --         --
                          --------     -------   --------   -------    -------   --------
 Net loss...............  $(47,476)    $(2,487)  $(49,963)  $(3,734)   $(3,741)  $ 57,438
                          ========     =======   ========   =======    =======   ========
 Loss per common share..  $  (0.72)              $  (0.76)                       $  (0.80)
                          ========               ========                        ========
 Weighted average common
  shares outstanding....    66,121                 66,121                          71,718
                          ========               ========                        ========
Other Financial Data:
 EBITDA(1)..............  $  8,839     $   --    $  8,839   $ 1,478    $   --    $ 10,317

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                       DESCRIPTION OF THE EXCHANGE NOTES

General

  The outstanding notes were, and the exchange notes will be, issued under an indenture dated as of February 22, 1999 between McLeodUSA and United States Trust Company of New York, as trustee. For purposes of this description of the exchange notes, references to "McLeodUSA," "we," "our" or "us" refers to McLeodUSA Incorporated and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

  The terms of the exchange notes are identical in all material respects to the outstanding notes, except that:

  . the exchange notes have been registered under the Securities Act and therefore will not be subject to the restrictions on transfer applicable to the outstanding notes and

  . holders of the exchange notes will not be entitled to rights of holders of outstanding notes under the registration rights agreement.

The terms of the exchange notes include those stated in the February 1999 indenture and those made a part of the February 1999 indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the February 1999 indenture. The exchange notes are subject to all of those terms, and holders of the exchange notes should refer to the February 1999 indenture and the Trust Indenture Act for a complete statement of the applicable terms. A copy of the February 1999 indenture is available from McLeodUSA on request. The statements and definitions of terms under this caption relating to the exchange notes and the February 1999 indenture are summaries and do not purport to be complete. These summaries make use of terms defined in the February 1999 indenture and are qualified in their entirety by express reference to the February 1999 indenture. Some of the terms used in this description are defined below under "--Definitions."

  The exchange notes will rank equal in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes, the outstanding notes and all other existing and future senior unsecured indebtedness of McLeodUSA and will rank senior in right of payment to all existing and future subordinated indebtedness of McLeodUSA. As of March 31, 1999, McLeodUSA had no outstanding subordinated indebtedness and, other than our 10 1/2% senior discount notes, the 9 1/4% senior notes, 8 3/8% senior notes, and 9 1/2% senior notes, had no outstanding indebtedness that would rank equal with the exchange notes. For a description of these notes and other outstanding indebtedness of McLeodUSA, see "Other Indebtedness." The exchange notes will not be secured by any assets and will be effectively subordinated to any existing and future secured indebtedness of McLeodUSA and its subsidiaries, including any Senior Credit Facility or Qualified Receivable Facility, to the extent of the value of the assets securing such indebtedness. As of March 31, 1999, the total secured indebtedness of McLeodUSA and its subsidiaries was approximately $52.1 million.

  The operations of McLeodUSA are conducted through its subsidiaries and, therefore, McLeodUSA depends upon cash flow from those entities to meet its obligations. McLeodUSA's subsidiaries will have no direct obligation to pay amounts due on the exchange notes and will not guarantee the exchange notes. As a result, the exchange notes will be effectively subordinated to all existing and future third-party indebtedness, including any Senior Credit Facility or any applicable Qualified Receivable Facility, and other liabilities of McLeodUSA's subsidiaries, including trade payables. As of March 31, 1999, the total liabilities of McLeodUSA's subsidiaries, after the elimination of loans and advances by McLeodUSA to its subsidiaries, were approximately $325 million. Any rights of McLeodUSA and its creditors, including the holders of exchange notes, to participate in the assets of any of McLeodUSA's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors.

Principal, Maturity and Interest

  The exchange notes will be limited in principal amount to $500 million and will mature on February 15, 2009. Interest on the exchange notes will accrue at the rate of 8 1/8% per annum and will be payable in cash semi-annually in arrears on August 15 and February 15 of each year, commencing August 15, 1999. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal and interest will be payable at the office of the Paying Agent but, at the option of McLeodUSA, interest may be paid by check mailed to the registered holders at their registered addresses. The exchange notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. Unless otherwise designated by McLeodUSA, McLeodUSA's office or agency in New York will be the office of the trustee maintained for such purpose.

  The interest rate on the exchange notes will be subject to increase in some circumstances if several conditions are not satisfied, all as further described under "--Exchange Offer; Registration Rights." All references herein to interest shall include such Special Interest, if appropriate.

Book-Entry System

  The exchange notes will initially be issued in the form of one or more Global Securities, as defined in the February 1999 indenture, held in book-entry form. The exchange notes will be deposited with the trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the exchange notes for all purposes under the February 1999 indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

  The exchange notes that are issued as described below under "--Certificated Notes" will be issued in definitive form.

  Upon the transfer of an exchange note in definitive form, such exchange note will, unless the Global Security has previously been exchanged for exchange notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount exchange notes being transferred.

  Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the individual beneficial interests in such Global Security representing the respective principal amounts of the exchange notes held by such persons. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  Payment of principal of, premium, if any, on and interest on exchange notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the exchange notes represented thereby for all purposes under the February 1999 indenture. None of McLeodUSA, the trustee, any agent of McLeodUSA or the initial purchasers will have any responsibility or liability for:

  1. any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any exchange notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests or

  2. any other matter relating to the actions and practices of the Depository or any of its participants.

  McLeodUSA has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, on or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. McLeodUSA expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

  So long as the Depository or its nominee is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such Global Security for the purposes of receiving payment on the exchange notes, receiving notices and for all other purposes under the February 1999 indenture and the exchange notes. Beneficial interests in exchange notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the holders of such Global Security for any purposes under the February 1999 indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the February 1999 indenture. McLeodUSA understands that, under existing industry practices, in the event that McLeodUSA requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a holder is entitled to give or take under the February 1999 indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depository has advised McLeodUSA that it will take any action permitted to be taken by a holder of exchange notes, including the presentation of exchange notes for exchange as described below, only at the direction of one or more participants to whose account with the Depository interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction.

  The Depository has advised McLeodUSA that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers including the initial purchasers, banks, trust companies, clearing corporations and various other organizations some of whom, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, and dealers including the initial purchasers, banks, trust companies, clearing corporations and various other organizations some of whom, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that McLeodUSA believes to be reliable, but McLeodUSA takes no responsibility for the accuracy thereof.

Certificated Notes

  The exchange notes represented by a Global Security are exchangeable for certificated exchange notes only if:

  . the Depository notifies McLeodUSA that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act, and a successor depository is not appointed by McLeodUSA within 90 days,

  . McLeodUSA executes and delivers to the trustee a notice that such Global
    Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or

  . there shall have occurred and be continuing an Event of Default with respect to the exchange notes represented by such Global Security.

Any Global Security that is exchangeable for certificated exchange notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated exchange notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated exchange notes:

  . certificated exchange notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

  . payment of principal, any repurchase price, and interest on the certificated exchange notes will be payable, and the transfer of the certificated exchange notes will be registrable, at the office or agency of McLeodUSA maintained for such purposes, and

  . no service charge will be made for any issuance of the certificated exchange notes, although McLeodUSA may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

Optional Redemption

  The exchange notes will be subject to redemption at the option of McLeodUSA, in whole or in part, at any time on or after February 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon, if any, if redeemed during the twelve month periods beginning February 15 of the years indicated below:

   Year                                                               Percentage
   ----                                                               ----------
   2004..............................................................  104.063%
   2005..............................................................  102.708%
   2006..............................................................  101.354%
   2007 and after....................................................  100.000%

  The exchange notes will be redeemable prior to February 15, 2002 only in the event that McLeodUSA receives net proceeds from the sale of its Common Stock in a Strategic Equity Investment on or before February 15, 2002, in which case McLeodUSA may, at its option, use all or a portion of any such net proceeds to redeem up to 33 1/3% of the originally issued principal amount of the February 1999 senior notes; provided, that at least 66 2/3% of the originally issued principal amount of the February 1999 senior notes would remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each holder of February 1999 senior notes to be redeemed at such holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000 at a redemption price equal to 108.125% of the principal amount of the February 1999 senior notes so redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date.

  If less than all of the February 1999 senior notes are to be redeemed, the trustee shall select, in such manner as it shall deem fair and appropriate, the particular February 1999 senior notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

Mandatory Redemption

  Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control" and "--Asset Sales," McLeodUSA is not required to make mandatory redemption payments or sinking fund payments with respect to the exchange notes.

Repurchase at the Option of Holders upon a Change of Control

  Upon the occurrence of a Change of Control, each holder shall have the right to require McLeodUSA to repurchase all or any part, equal to $1,000 principal amount or an integral multiple thereof, of such holder's exchange notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the exchange notes plus accrued and unpaid interest, if any, to any Change of Control Payment Date.

  Within 30 days following any Change of Control, McLeodUSA or the trustee, at the request and expense of McLeodUSA, shall mail a notice to each holder stating:

  . that a Change of Control Offer is being made pursuant to the covenant described under "--Repurchase at the Option of Holders upon a Change of Control" and that all exchange notes timely tendered will be accepted for payment;

  . the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

  . that any exchange notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

  . that, unless McLeodUSA defaults in the payment of the Change of Control
    Purchase Price, all exchange notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

  . that holders electing to have any exchange notes or portions thereof purchased under a Change of Control Offer will be required to surrender their exchange notes before the close of business on the third Business Day preceding the Change of Control Payment Date;

  . that holders will be entitled to withdraw their election if the Paying
    Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of exchange notes delivered for purchase, and a statement that such holder is withdrawing its election to have such exchange notes or portions thereof purchased;

  . that holders electing to have exchange notes purchased under the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

  . that holders whose exchange notes are being purchased only in part will be issued new exchange notes equal in principal amount to the unpurchased portion of the exchange note or exchange notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

  . any other information necessary to enable any holder to tender exchange notes and to have such exchange notes purchased pursuant to the February 1999 indenture.

  McLeodUSA will comply with the requirements of Section 14(e) under the Securities Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of exchange notes under a Change of Control Offer.

  On the Change of Control Payment Date, McLeodUSA will:

  .accept for payment exchange notes or portions thereof properly tendered under the Change of Control Offer;

  . irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all exchange notes or portions thereof so accepted; and

  . deliver, or cause to be delivered, to the trustee the exchange notes so accepted together with an Officers' Certificate listing the exchange notes or portions thereof tendered to McLeodUSA and accepted for payment.

The Paying Agent shall promptly mail to each holder of exchange notes so accepted payment in an amount equal to the Change of Control Purchase Price for such exchange notes, and the trustee shall promptly authenticate and mail to each holder a new exchange note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; provided that each such new exchange note shall be in a principal amount of $1,000 or any integral multiple thereof.

  The existence of the holders' right to require, subject to several conditions, McLeodUSA to repurchase exchange notes upon a Change of Control may deter a third party from acquiring McLeodUSA in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that McLeodUSA will have sufficient funds to pay the Change of Control Purchase Price for all exchange notes tendered by holders seeking to accept the Change of Control Offer. In addition, instruments governing other indebtedness of McLeodUSA may prohibit McLeodUSA from purchasing any exchange notes prior to their Stated Maturity, including under a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when McLeodUSA does not have sufficient available funds to pay the Change of Control Purchase Price for all exchange notes tendered pursuant to such offer or at a time when McLeodUSA is prohibited from purchasing the exchange notes, and McLeodUSA is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness, an Event of Default would occur under the February 1999 indenture. In addition, one of the events that constitutes a Change of Control under the February 1999 indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of McLeodUSA. The February 1999 indenture is governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if McLeodUSA were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether McLeodUSA was required to make a Change of Control Offer.

  Except as described herein with respect to a Change of Control, the February 1999 indenture does not contain any other provisions that permit holders of exchange notes to require that McLeodUSA repurchase or redeem exchange notes in the event of a takeover, recapitalization or similar restructuring.

Asset Sales

  McLeodUSA will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

  . McLeodUSA or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value, as evidenced by a Board Resolution delivered to the trustee, of the Property or assets sold or otherwise disposed of;

  . at least 75% of the consideration received by McLeodUSA or such Restricted Subsidiary for such Property or assets consists of (a) cash, readily-marketable cash equivalents, or Telecommunications Assets; (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; or (c) the assumption of Indebtedness of McLeodUSA or such Restricted Subsidiary, other than Indebtedness that is subordinated to the exchange notes, and the release of McLeodUSA or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and

  . McLeodUSA or such Restricted Subsidiary, as the case may be, uses the Net
    Cash Proceeds from such Asset Sale in the manner set forth in the next paragraph.

  Within 360 days after any Asset Sale, McLeodUSA or such Restricted Subsidiary, as the case may be, may at its option:

  . reinvest an amount equal to the Net Cash Proceeds, or any portion thereof from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or

  . apply an amount equal to such Net Cash Proceeds, or remaining Net Cash
    Proceeds, to the permanent reduction of Indebtedness of McLeodUSA, other than Indebtedness to a Restricted Subsidiary, that is senior to or pari passu with the exchange notes or to the permanent reduction of Indebtedness or preferred stock of any Restricted Subsidiary, other than Indebtedness to, or preferred stock owned by, McLeodUSA or another Restricted Subsidiary.

Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or to reduce senior or pari passu Indebtedness of McLeodUSA or Indebtedness or preferred stock of its Restricted Subsidiaries shall constitute Excess Proceeds.

  If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $5 million, McLeodUSA shall, within 30 days, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, February 1999 senior notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the February 1999 indenture. Upon completion of an Asset Sale Offer, including payment of the Offer Purchase Price, any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and McLeodUSA may then use such amounts for general corporate purposes.

  McLeodUSA will comply with the requirements of Section 14(e) under the Securities Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of February 1999 senior notes pursuant to an Asset Sale Offer.

Covenants

  Set forth below are several covenants that are contained in the February 1999 indenture:

 Limitation on Consolidated Indebtedness

  McLeodUSA will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either:

  1. the ratio of:

    . the aggregate consolidated principal amount of Indebtedness of McLeodUSA outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to

    . Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of McLeodUSA have been filed with the SEC or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters would be less than 5.5 to 1.0 for such four-quarter periods ending prior to December 31, 2000 and 5.0 to 1.0 for such periods ending thereafter, or

  2. McLeodUSA's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of McLeodUSA that has been filed with the SEC or has otherwise become publicly available, after giving pro forma effect to:

    . the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date, and

    . paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof,

    is less than 2.0 to 1.0.

  Notwithstanding the foregoing limitation, McLeodUSA and any Restricted Subsidiary may Incur each and all of the following:

  1.Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately before such renewal, extension, refinancing or refunding;

  2.Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately before such renewal, extension, refinancing or refunding;

  3.Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 90% of the cost of the construction, acquisition or improvement of the applicable Telecommunications Assets;

  4.Indebtedness owed by McLeodUSA to any Wholly-Owned Restricted Subsidiary of McLeodUSA or Indebtedness owed by a Restricted Subsidiary of McLeodUSA to McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA; provided that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or McLeodUSA of any Indebtedness so permitted to a Person other than McLeodUSA or another Wholly-Owned Restricted Subsidiary of McLeodUSA or (y) the issuance, other than directors' qualifying share, sale, lease, transfer or other disposition of shares of Capital Stock, including by consolidation or merger, of such Wholly-Owned Restricted Subsidiary to a Person other than McLeodUSA or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause 4 shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

    5. Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the February 1999 senior notes or Indebtedness outstanding at the date of the February 1999 indenture or Purchase Money Indebtedness Incurred pursuant to clause 3 of this paragraph in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by McLeodUSA as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of McLeodUSA incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to refinance the February 1999 senior notes or Indebtedness which is pari passu to the February 1999 senior notes or Indebtedness which is subordinate in right of payment to the February 1999 senior notes shall only be permitted under this clause 5 if (A) in the case of any refinancing of the February 1999 senior notes or Indebtedness which is pari passu to the February 1999 senior notes, the refinancing Indebtedness is made pari passu to the February 1999 senior notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness and (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by McLeodUSA, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder, in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement, including pursuant to an offer to purchase made by McLeodUSA, of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness, including pursuant to an offer to purchase made by McLeodUSA, which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control;"

    6. Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

    7. Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of McLeodUSA or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of McLeodUSA, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of McLeodUSA for the purpose of financing such acquisition, and in an aggregate principal amount not to exceed the gross proceeds actually received by McLeodUSA or any Restricted Subsidiary in connection with such disposition; and

    8. Indebtedness not otherwise permitted to be Incurred pursuant to clauses 1 through 7 above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause 8, has an aggregate principal amount not in excess of $10 million at any time outstanding.

  Notwithstanding any other provision of this "--Covenants--Limitation on Consolidated Indebtedness" covenant, the maximum amount of Indebtedness that McLeodUSA or a Restricted Subsidiary may Incur pursuant to this "--Covenants-- Limitation on Consolidated Indebtedness" covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Indebtedness under this "--Covenants--Limitation on Consolidated Indebtedness" covenant:

    1. Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and

    2. any Liens granted pursuant to the equal and ratable provisions referred to in the "--Covenants--Limitation on Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "--Covenants--Limitation on Consolidated Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, McLeodUSA, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

 Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries

  McLeodUSA will not permit any Restricted Subsidiary of McLeodUSA to Incur any Indebtedness or issue any Preferred Stock except:

    1. Indebtedness or Preferred Stock outstanding on the date of the February 1999 indenture after giving effect to the application of the proceeds of the February 1999 senior notes;

    2. Indebtedness Incurred or Preferred Stock issued to and held by McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA, provided that such Indebtedness or Preferred Stock is at all times held by McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA;

    3. Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of McLeodUSA, (B) such Person merges into or consolidates with a Restricted Subsidiary of McLeodUSA or (C) another Restricted Subsidiary of McLeodUSA merges into or consolidates with such Person in a transaction in which such Person becomes a Restricted Subsidiary of McLeodUSA, which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

    4. Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause 1 of the second paragraph of "--Covenants-- Limitation on Consolidated Indebtedness;"

    5. in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause 2 of the second paragraph of "-- Covenants--Limitation on Consolidated Indebtedness;"

    6. Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

    7. Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition;

    8. Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses 1 and 3 hereof or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by McLeodUSA as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of McLeodUSA and the applicable Restricted Subsidiary Incurred in connection therewith and provided the Indebtedness or Preferred Stock Incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by McLeodUSA or any Restricted Subsidiary of McLeodUSA, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder, in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and (y) does not permit redemption or other retirement, including under an offer to purchase made by McLeodUSA or a Restricted Subsidiary of McLeodUSA, of such Indebtedness or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness or Preferred Stock, including pursuant to an offer to purchase made by McLeodUSA or a Restricted Subsidiary of McLeodUSA, which is conditioned upon the change of control of McLeodUSA pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control" and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of McLeodUSA, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary; and

    9. Indebtedness Incurred or Preferred Stock issued by a Restricted Subsidiary, provided that the Fair Market Value of McLeodUSA's Investment in all Restricted Subsidiaries which Incur Indebtedness or issue Preferred Stock pursuant to this clause 9 shall not exceed, at any time, $30 million in the aggregate, provided further, that such Indebtedness Incurred is otherwise permitted pursuant to the covenant described under "--Covenants-- Limitation on Consolidated Indebtedness."

 Limitation on Restricted Payments

  McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment:
  . no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

  . after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, McLeodUSA could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-- Covenants--Limitation on Consolidated Indebtedness"; and

  . after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of McLeodUSA (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter for which McLeodUSA's financial statements have been filed with the SEC or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to McLeodUSA or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Investments previously made subsequent to the Issue Date by McLeodUSA or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment;

provided that McLeodUSA or a Restricted Subsidiary of McLeodUSA may make any Restricted Payment with the aggregate net proceeds received after the date of the February 1999 indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the trustee),

  (x) as capital contributions to McLeodUSA,

  (y) from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of McLeodUSA and warrants, rights or options on Capital Stock (other than Disqualified Stock) of McLeodUSA, or

  (z) from the conversion of Indebtedness of McLeodUSA into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of McLeodUSA after the date of the February 1999 indenture.

  The foregoing limitations shall not prevent McLeodUSA from:

  1. paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, McLeodUSA could have paid such dividend in compliance with the preceding paragraph;

  2. retiring (A) any Capital Stock of McLeodUSA or any Restricted Subsidiary of McLeodUSA, (B) Indebtedness of McLeodUSA that is subordinate to the February 1999 senior notes, or (C) Indebtedness of a Restricted Subsidiary of McLeodUSA, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of McLeodUSA;

  3. retiring any Indebtedness of McLeodUSA subordinated in right of payment to the February 1999 senior notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of McLeodUSA (other than Indebtedness to a Subsidiary of McLeodUSA), provided that such new Indebtedness
(A) is subordinated in right of payment to the February 1999 senior notes at least to the same extent as, (B) has an Average Life at least as long as, and
(C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;

  4. retiring any Indebtedness of a Restricted Subsidiary of McLeodUSA in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of McLeodUSA or any Restricted Subsidiary that is permitted under the covenant described under "--Covenants-- Limitation on Consolidated Indebtedness" (in the case of Indebtedness of McLeodUSA) and "-- Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries) and that
(A) is not secured by any assets of McLeodUSA or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the February 1999 senior notes at least to the same extent as the retired Indebtedness;

  5. retiring any Capital Stock or options to acquire Capital Stock of McLeodUSA or any Restricted Subsidiary of McLeodUSA held by any directors, officers or employees of McLeodUSA or any Restricted Subsidiary, provided that the aggregate price paid for all such retired Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by McLeodUSA subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by McLeodUSA to directors, officers or employees of McLeodUSA and its Subsidiaries;

  6. making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under "--Consolidation, Merger, Conveyance, Lease or Transfer;"

  7. retiring any Capital Stock of McLeodUSA to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by McLeodUSA or any Restricted Subsidiary from any governmental agency;

  8. making Investments in any Person primarily engaged in the Telecommunications Business; provided, that the aggregate amount of such Investments does not exceed at any time the sum of (A) $30 million plus (B) the amount of Net Cash Proceeds received by McLeodUSA after the Issue Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of McLeodUSA, except to the extent such Net Cash Proceeds are used to make Restricted Payments permitted pursuant to clauses (x), (y) and (z) of the first paragraph, or clause 2 or this clause 8 of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (C) the net reduction in Investments made pursuant to this clause 8 resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; and

  9. making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses 2, 3 and 4 of the foregoing paragraph shall not be included as Restricted Payments.

  Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), McLeodUSA shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon McLeodUSA's latest available financial statements.

 Limitation on Liens

  McLeodUSA may not, and may not permit any Restricted Subsidiary of McLeodUSA to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the February 1999 senior notes (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of McLeodUSA which is subordinate in right of payment to the February 1999 senior notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

  The foregoing restrictions shall not apply to:

  1. Liens existing on the date of the February 1999 indenture and securing Indebtedness outstanding on the date of the February 1999 indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility;

  2. Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed 1.5 times McLeodUSA's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which McLeodUSA's consolidated financial statements have been filed with the SEC or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

  3. Liens in favor of McLeodUSA or any Wholly-Owned Restricted Subsidiary of McLeodUSA;

  4. Liens on Property of McLeodUSA or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the February 1999 senior notes to secure Purchase Money Indebtedness which is otherwise permitted under the February 1999 indenture, provided that (a) the principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Indebtedness;

  5. Liens to secure Acquired Indebtedness, provided that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property;

  6. Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses 1, 2, 4 and 5 so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause 5 of the second paragraph of "--Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of McLeodUSA) or clause 7 of "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries);

  7. Liens not otherwise permitted by the foregoing clauses 1 through 6 in an aggregate amount not to exceed 5% of McLeodUSA's Consolidated Tangible Assets;

  8. Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the February 1999 senior notes; and

  9. Permitted Liens.

 Limitation on Sale and Leaseback Transactions

  McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between McLeodUSA or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or McLeodUSA on the other hand), unless

  1. McLeodUSA or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value, as evidenced by a Board Resolution delivered to the trustee, of the Property subject to such transaction;

  2. the Attributable Indebtedness of McLeodUSA or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by the covenant described under "--Covenants--Limitation on Consolidated Indebtedness" or "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries", as the case may be;

  3. McLeodUSA or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the February 1999 senior notes by the covenant described under "--Covenants--Limitation on Liens"; and

  4. the Net Cash Proceeds from such transaction are applied in accordance with the covenant described under "--Asset Sales";

provided that McLeodUSA shall be permitted to enter into Sale and Leaseback Transactions for up to $30 million with respect to construction of McLeodUSA's headquarters buildings located in Cedar Rapids, Iowa, provided that any such transaction is entered into within 180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.

 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  McLeodUSA will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction, other than by law or regulation, on the ability of any Restricted Subsidiary to:

  1. pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to McLeodUSA or any Restricted Subsidiary;

  2. make loans or advances to McLeodUSA or any Restricted Subsidiary; or

  3. transfer any of its Property to McLeodUSA or any other Restricted
Subsidiary,

except:

  (a) any encumbrance or restriction existing as of the Issue Date under the February 1999 Indenture or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Qualified Receivable Facility otherwise permitted under the February 1999 indenture;

  (b) any encumbrance or restriction under an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired;

  (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by McLeodUSA or another Restricted Subsidiary (other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition);

  (d) any encumbrance or restriction under an agreement effecting a permitted refinancing of Indebtedness issued under an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements;

  (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of McLeodUSA or any Restricted Subsidiary not otherwise prohibited by the February 1999 indenture or
      (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of McLeodUSA or any Restricted Subsidiary in any manner material to McLeodUSA or any Restricted Subsidiary;

  (f) in the case of clause (3) above, restrictions contained in any security agreement, including a Capital Lease Obligation, securing Indebtedness of McLeodUSA or a Restricted Subsidiary otherwise permitted under the February 1999 indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; and

  (g) any restriction with respect to a Restricted Subsidiary of McLeodUSA imposed by an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into.

  Nothing contained in this "--Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent McLeodUSA or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "--Covenants-- Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of McLeodUSA or any of its Restricted Subsidiaries that secure Indebtedness of McLeodUSA or any of its Restricted Subsidiaries otherwise permitted under "--Covenants--Limitation on Consolidated Indebtedness" or "--Covenants--Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries," as the case may be.

 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

  McLeodUSA (i) shall not permit any Restricted Subsidiary to issue any Capital Stock other than to McLeodUSA or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of McLeodUSA or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under "--Covenants--Limitation on Restricted Payments" if made on the date of such issuance and (ii) shall not permit any Person other than McLeodUSA or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for:

  (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales";

  (b) a sale of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales" if, after giving effect thereto, greater than 50% of the Capital Stock of such Restricted Subsidiary is owned by McLeodUSA or by a Wholly-Owned Restricted Subsidiary;

  (c) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than McLeodUSA or any Restricted Subsidiary;

  (d) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by McLeodUSA;

  (e) any Preferred Stock permitted to be issued under "--Covenants-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

  (f) ownership by any Person other than McLeodUSA or a Subsidiary of less than 50% of the Capital Stock of a Person (A) in which McLeodUSA or a Restricted Subsidiary has made a Permitted Investment pursuant to clause (3) of the definition of "Permitted Investments," (B) of which more than 50% of such Person's Capital Stock is owned, directly or indirectly, by McLeodUSA and (C) as to which McLeodUSA has the power to direct the policies, management and affairs.

 Transactions with Affiliates

  McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

  (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to McLeodUSA or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by McLeodUSA or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, McLeodUSA has determined to be fair to McLeodUSA or the relevant Restricted Subsidiary) and

  (b) McLeodUSA delivers to the trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a certificate of the chief executive, operating or financial officer of McLeodUSA evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause
      (a) above and is in the best interests of McLeodUSA or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $5 million, a Board Resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of McLeodUSA or such Restricted Subsidiary;

provided that the following shall not be deemed Affiliate Transactions:

  1. any employment agreement entered into by McLeodUSA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

  2. any agreement or arrangement with respect to the compensation of a director or officer of McLeodUSA or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors and consistent with industry practice;

  3. transactions between or among McLeodUSA and its Restricted Subsidiaries;

  4. transactions permitted by the covenant described under "--Covenants-- Limitation on Restricted Payments;"

  5. transactions pursuant to any agreement or arrangement existing on the Issue Date; and

  6. transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between McLeodUSA or any Restricted Subsidiary and any other Person;

provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to McLeodUSA or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by McLeodUSA or such Restricted Subsidiary with Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary, or, in the event that there are no comparable transactions involving Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, McLeodUSA has determined to be fair to McLeodUSA or the relevant Restricted Subsidiary.

 Restricted and Unrestricted Subsidiaries

  (a) McLeodUSA may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of McLeodUSA or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of McLeodUSA or a Restricted Subsidiary (other than Indebtedness to McLeodUSA or a Wholly-Owned Restricted Subsidiary), and (i) such Subsidiary has total assets of $1,000 or less, (ii) such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under the first paragraph of "--Covenants--Limitation on Restricted Payments" or (iii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of McLeodUSA or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

  (b) McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to McLeodUSA or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) McLeodUSA could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Covenants--Limitation on Consolidated Indebtedness" and
(ii) no Default or Event of Default would occur.

  (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the Board of Directors pursuant to a Board Resolution delivered to the trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the trustee.

 Reports

  McLeodUSA has agreed that, for so long as any February 1999 senior notes remain outstanding, it will furnish to the holders of the February 1999 senior notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule

144A(d)(4) under the Securities Act. McLeodUSA will file with the trustee within 15 days after it files them with the SEC copies of the annual and quarterly reports and the information, documents, and other reports that McLeodUSA is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act ("SEC Reports"). In the event McLeodUSA shall cease to be required to file SEC Reports pursuant to the Securities Exchange Act, McLeodUSA will nevertheless continue to file such reports with the SEC, unless the SEC will not accept such a filing, and the trustee. McLeodUSA will furnish copies of the SEC Reports to the holders of November 1999 senior notes at the time McLeodUSA is required to file the same with the trustee and will make such information available to investors who request it in writing.

Consolidation, Merger, Conveyance, Lease or Transfer

  McLeodUSA will not, in any transaction or series of transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into McLeodUSA, other than a merger of a Restricted Subsidiary into McLeodUSA in which McLeodUSA is the continuing corporation, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of McLeodUSA and the Restricted Subsidiaries taken as a whole to any other Person, unless:

    (i) either (a) McLeodUSA shall be the continuing corporation or (b) the corporation, if other than McLeodUSA, formed by such consolidation or into which McLeodUSA is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of McLeodUSA and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the February 1999 senior notes and the performance of McLeodUSA's covenants and obligations under the February 1999 indenture;

    (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Event of Default or Default shall have occurred and be continuing;

    (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, McLeodUSA (or the Surviving Entity, if McLeodUSA is not continuing) would (A) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Covenants--Limitation on Consolidated Indebtedness" and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of McLeodUSA immediately before such transaction or series of transactions; and

    (iv) if, as a result of any such transaction, Property of McLeodUSA would become subject to a Lien prohibited by the provisions of the February 1999 indenture described under "--Covenants --Limitation on Liens" above, McLeodUSA or the successor entity to McLeodUSA shall have secured the February 1999 senior notes as required thereby.

Events of Default

  Each of the following is an "Event of Default" under the February 1999 indenture:

    (a) default in the payment of interest on any February 1999 senior note when the same becomes due and payable, and the continuance of such default for a period of 30 days;

    (b) default in the payment of the principal of (or premium, if any, on) any February 1999 senior note at its maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any February 1999 senior note as required;

    (c) failure by McLeodUSA to comply with any of its covenants or agreements described under "--Repurchase at the Option of the Holders upon a Change of Control," "--Asset Sales" or "--Consolidation, Merger, Conveyance, Lease or Transfer;"

    (d) default in the performance, or breach, of any covenant or warranty of McLeodUSA in the February 1999 indenture (other than a covenant or warranty addressed in (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to McLeodUSA by the trustee or to McLeodUSA and the trustee by holders of at least 25% of the aggregate principal amount of the outstanding February 1999 senior notes;

    (e) Indebtedness of McLeodUSA or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million;

    (f) the entry by a court of competent jurisdiction of one or more final judgments against McLeodUSA or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 45 consecutive days;

    (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of McLeodUSA or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging McLeodUSA or any Restricted Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of McLeodUSA or any Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of McLeodUSA or any Restricted Subsidiary or of any substantial part of the Property or assets of McLeodUSA or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of McLeodUSA or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

    (h) (i) the commencement by McLeodUSA or any Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by McLeodUSA or any Restricted Subsidiary to the entry of a decree or order for relief in respect of McLeodUSA or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against McLeodUSA or any Restricted Subsidiary; or (iii) the filing by McLeodUSA or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by McLeodUSA or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of McLeodUSA or any Restricted Subsidiary or of any substantial part of the Property or assets of McLeodUSA or any Restricted Subsidiary, or the making by McLeodUSA or any Restricted Subsidiary of an assignment for the benefit of creditors; or (v) the admission by McLeodUSA or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by McLeodUSA or any Restricted Subsidiary in furtherance of any such action.

  If any Event of Default (other than an Event of Default specified in clause
(g) or (h) above) occurs and is continuing, then and in every such case the trustee or the holders of not less than 25% of the outstanding aggregate principal amount of February 1999 senior notes may declare the Default Amount (as defined herein) and any accrued and unpaid interest on all February 1999 senior notes then outstanding to be immediately due and payable by a notice in writing to McLeodUSA (and to the trustee if given by holders of the February 1999 senior notes), and upon any such declaration, such Default Amount and any accrued interest will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Default Amount and any accrued and unpaid interest on the February 1999 senior notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the trustee or any holder of February 1999 senior notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the holders of the relevant Indebtedness, within 60 days after such event of default, provided that no judgment or decree for the payment of money due on the February 1999 senior notes has been obtained by the trustee. The Default Amount shall equal 100% of the principal amount of the February 1999 senior notes. Under specified circumstances, the holders of a majority in principal amount of the outstanding February 1999 senior notes by notice to McLeodUSA and the trustee may rescind an acceleration and its consequences.

  McLeodUSA will be required to deliver to the trustee annually a statement regarding compliance with the February 1999 indenture, and McLeodUSA is required within 30 days after becoming aware of any Default or Event of Default, to deliver to the trustee a statement describing such Default or Event of Default, its status and what action McLeodUSA is taking or proposes to take with respect thereto. The trustee may withhold from holders of the February 1999 senior notes notice of any continuing Default or Event of Default, other than relating to the payment of principal or interest, if the trustee determines that withholding such notice is in the holders' interest.

Amendment, Supplement and Waiver

  McLeodUSA and the trustee may, at any time and from time to time, without notice to or consent of any holder of February 1999 senior notes, enter into one or more indentures supplemental to the February 1999 indenture:

  (1) to evidence the succession of another Person to McLeodUSA and the assumption by such successor of the covenants of McLeodUSA in the February 1999 indenture and the February 1999 senior notes;

  (2) to add to the covenants of McLeodUSA, for the benefit of the holders, or to surrender any right or power conferred upon McLeodUSA by the February 1999 indenture;

  (3) to add any additional Events of Default;

  (4) to provide for uncertificated February 1999 senior notes in addition to or in place of certificated February 1999 senior notes;

  (5) to evidence and provide for the acceptance of appointment under the February 1999 indenture of a successor trustee;

  (6) to secure the February 1999 senior notes;

  (7) to cure any ambiguity in the February 1999 indenture, to correct or supplement any provision in the February 1999 indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the February 1999 indenture; provided such actions shall not adversely affect the interests of the holders in any material respect; or

  (8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the February 1999 indenture under the Trust Indenture Act.

  With the consent of the holders of not less than a majority in principal amount of the outstanding February 1999 senior notes, McLeodUSA and the trustee may enter into one or more indentures supplemental to the February 1999 indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the February 1999 indenture or modifying in any manner the rights of the holders; provided that no such supplemental indenture shall, without the consent of the holder of each outstanding February 1999 senior note:

  (1) change the Stated Maturity of the principal of, or any installment of interest on, any February 1999 senior note, or alter the redemption provisions thereof, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any February 1999 senior note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;

  (2) reduce the percentage in principal amount of the outstanding
February 1999 senior notes, the consent of whose holders is necessary for any such supplemental indenture or required for any waiver of compliance with several provisions of the February 1999 indenture or several Defaults thereunder;

  (3) subordinate in right of payment, or otherwise subordinate, the February 1999 senior notes to any other Indebtedness; or

  (4) modify any provision of this paragraph, except to increase any percentage set forth herein.

  The holders of not less than a majority in principal amount of the outstanding February 1999 senior notes may, on behalf of the holders of all the February 1999 senior notes, waive any past Default under the February 1999 indenture and its consequences, except a Default (1) in the payment of the principal of (or premium, if any) or interest on any February 1999 senior note, or (2) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding February 1999 senior note affected.

Satisfaction and Discharge of the Indenture; Defeasance

  McLeodUSA may terminate its obligations under the February 1999 indenture when:

  (i) either (A) all outstanding February 1999 senior notes have been delivered to the trustee for cancellation or (B) all such February 1999 senior notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name and at the expense of McLeodUSA, and McLeodUSA has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the February 1999 senior notes not theretofore delivered to the trustee for cancellation, for principal of (or premium, if any, on) and interest to the date of deposit or maturity or date of redemption;

  (ii) McLeodUSA has paid or caused to be paid all sums payable by McLeodUSA under the February 1999 indenture; and

  (iii) McLeodUSA has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the February 1999 indenture.

  McLeodUSA, at its election, shall:

  (a) be deemed to have paid and discharged its debt on the February 1999 senior notes and the February 1999 indenture shall cease to be of further effect as to all outstanding February 1999 senior notes, except as to (i) rights of registration of transfer, substitution and exchange of February 1999 senior notes and McLeodUSA's right of optional redemption, (ii) rights of holders to receive payments of principal of, premium, if any, and interest on the February 1999 senior notes (but not the Change of Control Purchase Price or the Offer Purchase Price) and any rights the holders with respect to such amounts, (iii) the rights, obligations and immunities of the trustee under the February 1999 indenture and (iv) several other specified provisions in the February 1999 indenture, or

  (b) cease to be under any obligation to comply with specified restrictive covenants including those described under "--Covenants," after the irrevocable deposit by McLeodUSA with the trustee, in trust for the benefit of the holders, at any time prior to the maturity of the February 1999 senior notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the February 1999 senior notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of, and interest on, the February 1999 senior notes then outstanding on the dates on which any such payments are due in accordance with the terms of the February 1999 Indenture and of the February 1999 senior notes.

Such defeasance or covenant defeasance shall be deemed to occur only if specified conditions are satisfied, including, among other things, delivery by McLeodUSA to the trustee of an opinion of counsel reasonably acceptable to the trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders; and (ii) McLeodUSA's deposit will not result in the Trust or the trustee being subject to regulation under the Investment Company Act of 1940.

The Trustee

  United States Trust Company of New York is the trustee under the February 1999 indenture and its current address is 114 West 47th Street, New York, New York 10036.

  The holders of not less than a majority in principal amount of the outstanding February 1999 senior notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to several exceptions. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the February 1999 indenture. The February 1999 indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the trustee will be required, in the exercise of its rights and powers under the February 1999 indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the February 1999 indenture at the request of any of the holders of the February 1999 senior notes, unless such holders shall have offered to the trustee indemnity satisfactory to it against any loss, liability or expense.

No Personal Liability of Controlling Persons, Directors, Officers, Employees and Stockholders

  No controlling Person, director, officer, employee, incorporator or stockholder of McLeodUSA, as such, shall have any liability for any covenant, agreement or other obligations of McLeodUSA under the February 1999 senior notes or the February 1999 indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of McLeodUSA. By accepting a February 1999 senior note each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the February 1999 senior notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Transfer and Exchange

  The outstanding notes are subject to various restrictions on transfer. A holder may transfer or exchange February 1999 senior notes in accordance with the February 1999 indenture. McLeodUSA, the Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and McLeodUSA may require a holder to pay any taxes and fees required by law or permitted by the February 1999 indenture.

Exchange Offer; Registration Rights

  McLeodUSA entered into the registration rights agreement with the initial purchasers, for the benefit of the holders of outstanding notes, pursuant to which McLeodUSA agreed to file the registration statement of which this prospectus constitutes a part with the SEC. The registration rights agreement provides that McLeodUSA will, at its cost, use its best efforts to cause the registration statement to be declared effective under the Securities Act not later than 150 days after February 22, 1999 (the "Closing Date"). Upon the effectiveness of the registration statement, McLeodUSA will offer the exchange notes in exchange for surrender of the outstanding notes. McLeodUSA has agreed to keep the exchange offer open for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of outstanding notes. For each outstanding note surrendered to McLeodUSA pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note. Under existing SEC interpretations, the exchange notes would be freely transferable by holders other than affiliates of McLeodUSA after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of McLeodUSA, as such terms are interpreted by the SEC; provided that broker-dealers that acquired outstanding notes as a result of market-making or other trading activities or directly from McLeodUSA for resale pursuant to Rule 144A or another available exemption under the Securities Act ("Participating Broker-Dealers") and who receive exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes with this prospectus under specific circumstances. Under the registration rights agreement, McLeodUSA is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes.

  A holder of outstanding notes (other than specified holders) who wishes to exchange such outstanding notes for exchange notes in the exchange offer will be required to represent that, among other things, any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an "affiliate" of McLeodUSA, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  McLeodUSA has filed the registration statement and will commence the exchange offer pursuant to the registration rights agreement. In the event that applicable interpretations of the staff of the SEC do not permit McLeodUSA to effect the exchange offer, or if for any other reason the exchange offer is not consummated within 180 days after the Closing Date, or if the initial purchasers so request with respect to outstanding notes not eligible to be exchanged for exchange notes in the exchange offer, or if any holder of outstanding notes does not receive freely tradeable exchange notes in the exchange offer, McLeodUSA has agreed, at its cost,

  (a) as promptly as practicable, to file a shelf registration statement covering resales of the outstanding notes or the exchange notes, as the case may be,

  (b) to use its best efforts to cause the shelf registration statement to be declared effective under the Securities Act and

  (c) to keep the shelf registration statement effective until two years after its effective date or such shorter period ending when all resales of outstanding notes or exchange notes covered by such shelf registration statement have been made.

McLeodUSA has agreed, in the event a shelf registration statement is filed, among other things, to provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, to notify each such holder when the shelf registration statement has become effective and to take various other actions as are required to permit unrestricted resales of the outstanding notes or the exchange notes, as the case may be. A holder selling such outstanding notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to several of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

  If (i) within 150 days after the Closing Date, the registration statement has not been declared effective; (ii) within 180 days after the Closing Date, neither the exchange offer has been consummated nor the shelf registration statement has been declared effective; or (iii) after either the registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to several exceptions) in connection with resales of outstanding notes or exchange notes in accordance with and during the periods specified in the registration rights agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), additional interest ("Special Interest") will accrue on the outstanding notes and the exchange notes (in addition to the stated interest on the outstanding notes and the exchange notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.00% per annum in the aggregate regardless of the number of Registration Defaults.

  The summary herein of provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Definitions

  Set forth below is a summary of several of the defined terms used in the February 1999 indenture. Reference is made to the February 1999 indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of McLeodUSA and of each other Subsidiary of McLeodUSA; provided, further, that neither McLeodUSA nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

  "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of the February 1999 indenture described above under "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"), (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or
(iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by the provisions of the February 1999 indenture applicable to consolidations, mergers, and transfers of all or substantially all of the assets of the McLeodUSA; provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (ii) simultaneous exchanges by McLeodUSA or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by McLeodUSA or such Restricted Subsidiary have at least substantially equal Fair Market Value to McLeodUSA or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and
(iii) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $1 million.

  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

  "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

  "Board of Directors" means the Board of Directors of McLeodUSA or any committee thereof duly authorized to act on behalf of the Board of Directors.

  "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

  "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of McLeodUSA to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Securities Exchange Act), other than any Permitted Holder (as defined below) or any Restricted Subsidiary of McLeodUSA, shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Securities Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of more than 35% of the total voting power of all classes of the Voting Stock of McLeodUSA (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of McLeodUSA was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

  "Common Stock" means Capital Stock other than Preferred Stock.

  "Consolidated Capital Ratio" of any Person as of any date means the ratio of
(i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the aggregate consolidated paid-in capital of such Person as of such date.

  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of McLeodUSA and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of McLeodUSA and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of McLeodUSA and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of McLeodUSA and its Restricted Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to employees of McLeodUSA or any Restricted Subsidiary of McLeodUSA of options to purchase Capital Stock of McLeodUSA or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and plus (vi) any non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in McLeodUSA's Consolidated Income Statement, and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of McLeodUSA (calculated separately for such Restricted Subsidiary in the same manner as provided above for McLeodUSA) that is subject to a restriction which prevents the payment of dividends or the making of distributions to McLeodUSA or another Restricted Subsidiary of McLeodUSA to the extent of such restriction.

  "Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of McLeodUSA and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means for any period the interest expense included in a consolidated income statement (excluding interest income) of McLeodUSA and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discount;
(ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of McLeodUSA and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of McLeodUSA and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by McLeodUSA and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP.

  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication (i) all items classified as extraordinary, (ii) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period,
(iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person, (vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

  "Consolidated Net Worth" of any Person means, at any date of determination, the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

  "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

  "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

  "Depository" means, with respect to the February 1999 senior notes issuable or issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company for so long as it shall be a clearing agency registered under the Securities Exchange Act, or such successor as McLeodUSA shall designate from time to time in an Officers' Certificate delivered to the trustee.

  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, prior to the Stated Maturity of the February 1999 senior notes.

  "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 270 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Corporation or A-2 or better from Moody's Investors Service, Inc., (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and in each case maturing within 270 calendar days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

  "Existing Indebtedness" means Indebtedness outstanding on the date of the February 1999 indenture (other than under any Senior Credit Facility).

  "Fair Market Value" means, with respect to any asset or Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

  "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the February 1999 indenture shall utilize GAAP as in effect on the Issue Date.

  "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed,"
"Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

  "holder" means (i) in the case of any certificated February 1999 senior note, the Person in whose name such certificated February 1999 senior note is registered in the Note Register and (ii) in the case of any Global February 1999 senior note, the Depositary.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of McLeodUSA (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of McLeodUSA.

  "Indebtedness" means, at any time (without duplication), with respect to any Person, whether recourse as to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the February 1999 indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, our 10 1/2% senior discount notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

  "Interest Rate or Currency Protection Agreement"of any Person means any forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

  "Issue Date" means the date on which the outstanding notes were first authenticated and delivered under the February 1999 indenture.

  "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

  "Maturity" means, when used with respect to a February 1999 senior note, the date on which the principal of such February 1999 senior note becomes due and payable as provided therein or in the February 1999 indenture, whether on the date specified in such February 1999 senior note as the fixed date on which the principal of such February 1999 senior note is due and payable, a Change of Control Payment Date or an Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

  "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, cash or readily marketable cash equivalents received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale, (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the Board of Directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the trustee; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the February 1999 indenture.

  "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of McLeodUSA and delivered to the trustee, which shall comply with the February 1999 indenture.

  "Paying Agent" means any Person authorized by McLeodUSA to make payments of principal, premium or interest with respect to the February 1999 senior notes on behalf of McLeodUSA.

  "Permitted Holders" means IES Industries Inc. and MidAmerican Energy Holdings Company and their respective successors and assigns, and Clark E. and Mary E. McLeod and foundations and trusts controlled by them or either of them, and Affiliates (other than McLeodUSA and the Restricted Subsidiaries) of each of the foregoing.

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

  "Permitted Investments" means (i) Eligible Cash Equivalents; (ii) Investments in Property used in the ordinary course of business; (iii) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with the February 1999 indenture; (iv) Investments pursuant to agreements or obligations of McLeodUSA or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted by the terms of the February 1999 indenture to be outstanding; (vii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under the covenant described under "--Asset Sales"; (viii) Investments in existence at the Issue Date; (ix) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (x) stock, obligations or securities received in satisfaction of judgments; and
(xi) Investments made pursuant to any deferred-compensation plan, including Investments made through a trust (including a grantor trust) established in connection with any such plan, for the benefit of employees of McLeodUSA or of any Restricted Subsidiary.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of McLeodUSA's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of McLeodUSA's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (iii) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to McLeodUSA to secure Indebtedness owing to McLeodUSA; (iv) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations; (v) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of McLeodUSA or its Restricted Subsidiaries; (vii) Liens arising out of judgments or awards against McLeodUSA or any Restricted Subsidiary with respect to which McLeodUSA or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and McLeodUSA or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (viii) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with "--Covenants--Limitation on Consolidated Indebtedness," (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and
(c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of McLeodUSA and its Restricted Subsidiaries; (xi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of McLeodUSA or its Restricted Subsidiaries relating to such property or assets; (xii) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;
(xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of McLeodUSA or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of McLeodUSA or any Restricted Subsidiary; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by McLeodUSA or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of McLeodUSA and its Restricted Subsidiaries prior to the Issue Date.

  "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

  "Purchase Money Indebtedness" means Indebtedness of McLeodUSA (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by McLeodUSA or any Restricted Subsidiary of any Telecommunications Assets of McLeodUSA or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Facility" means Indebtedness of McLeodUSA or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

  "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

  "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of McLeodUSA or to McLeodUSA's stockholders (in their capacity as such), or declared or paid to any Person other than McLeodUSA or a Restricted Subsidiary of McLeodUSA on the Capital Stock of any Restricted Subsidiary of McLeodUSA, in each case, other than dividends, distributions or payments made solely in Qualified Stock of McLeodUSA or such Restricted Subsidiary, (ii) a payment made by McLeodUSA or any of its Restricted Subsidiaries (other than to McLeodUSA or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of McLeodUSA or of a Restricted Subsidiary, (iii) a payment made by McLeodUSA or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of McLeodUSA) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of McLeodUSA or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the February 1999 senior notes and which was scheduled to mature on or after the maturity of the February 1999 senior notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment, (b) an Investment by McLeodUSA in a Wholly-Owned Restricted Subsidiary or (c) an Investment by a Restricted Subsidiary in McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA.

  "Restricted Subsidiary" means any Subsidiary of McLeodUSA that has not been designated as an "Unrestricted Subsidiary."

  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

  "Senior Credit Facility" means Indebtedness of McLeodUSA and its Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to McLeodUSA and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

  "Strategic Equity Investment" means an equity investment made by a Strategic Investor in McLeodUSA in an aggregate amount of not less than $25 million.

  "Strategic Investor" means a Person (other than the Permitted Holders) engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization at the time of its initial Investment in McLeodUSA in excess of $2 billion.

  "Subordinated Indebtedness" means Indebtedness of McLeodUSA as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the February 1999 senior notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the February 1999 senior notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the February 1999 senior notes, upon notice by 25% or more in principal amount of the February 1999 senior notes to the trustee, the trustee shall give notice to McLeodUSA and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by McLeodUSA (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the February 1999 senior notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by McLeodUSA) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the February 1999 senior notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by McLeodUSA) which is conditioned upon a change of control of McLeodUSA pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control" (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to McLeodUSA's repurchase of the February 1999 senior notes required to be repurchased by McLeodUSA pursuant to the provisions described under "--Repurchase at the Option of Holders upon a Change of Control").

  "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, limited liability company, joint venture or similar entity, more than 50% of the outstanding partnership, membership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

  "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i), (ii), (iii), (iv) or (v) above (in the case of clauses (iii), (iv) and (v), however, in a manner consistent with McLeodUSA's manner of business on the Issue Date), and shall, in any event, include all businesses in which McLeodUSA or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

  "Trading Day" means, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

  "Unrestricted Subsidiary" means any Subsidiary of McLeodUSA that McLeodUSA has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the February 1999 indenture.

  "U.S. Government Obligations" means (x) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such Bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

  "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests (other than any director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiaries of such Person.

                               OTHER INDEBTEDNESS

  On March 4, 1997, we completed an offering of $500 million aggregate principal amount at maturity of our 10 1/2% senior discount notes. Our 10 1/2% senior discount notes were priced at a discount and we received net proceeds of approximately $288.9 million from the offering of our 10 1/2% senior discount notes. Our 10 1/2% senior discount notes will accrete to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on our 10 1/2% senior discount notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10 1/2% per annum which will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2002. Our 10 1/2% senior discount notes rank pari passu in right of payment with our 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes. Our 10 1/2% senior discount notes will mature on March 1, 2007 and will be payable prior to the maturity of our 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes.

  On July 21, 1997, we completed an offering of $225 million principal amount of our 9 1/4% senior notes. We received net proceeds of approximately $217.6 million from the offering of our 9 1/4% senior notes. Our 9 1/4% senior notes accrue interest at a rate of 9 1/4% per annum which is payable in cash semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 1998. Our 9 1/4% senior notes rank pari passu in right of payment with our 10 1/2% senior discount notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes. Our 9 1/4% senior notes will mature on July 15, 2007 and will be payable prior to the maturity of 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes.

  On March 16, 1998, we completed an offering of $300 million principal amount of our 8 3/8% senior notes. We received net proceeds of approximately $291.9 million from the offering of our 8 3/8% senior notes. Our 8 3/8% senior notes accrue interest at a rate of 8 3/8% per annum which is payable in cash semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998. Our 8 3/8% senior notes rank pari passu in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 9 1/2% senior notes and 8 1/8% senior notes. Our 8 3/8% senior notes will mature on March 15, 2008 and will be payable prior to the maturity of our 9 1/2% senior notes and 8 1/8% senior notes.

  On October 30, 1998, we completed an offering of $300 million principal amount of our 9 1/2% senior notes. We received net proceeds of approximately $291.9 million from the offering of our 9 1/2% senior notes. Our 9 1/2% senior notes accrue interest at a rate of 9 1/2% per annum which is payable in cash semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 1999. Our 9 1/2% senior notes rank pari passu in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes and 8 1/8% senior notes. Our 9 1/2% senior notes will mature on November 1, 2008 and will be payable prior to the maturity of our 8 1/8% senior notes.

  The indentures governing our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes and 9 1/2% senior notes impose operating and financial restrictions on us and our subsidiaries that are substantially the same as the restrictions governing the 8 1/8% senior notes. These restrictions affect, and in some cases significantly limit or prohibit, among other things, our ability and the ability of our subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of our or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of our, or our subsidiaries' assets. There can be no assurance that such covenants will not adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our interest.

  We have received a non-binding commitment from The Chase Manhattan Bank to lead a syndication to provide a proposed revolving credit facility to a newly formed, wholly owned subsidiary of McLeodUSA (the "Borrower"). The proposed revolving credit facility would be guaranteed by us and all of our subsidiaries and would be secured by a first priority lien on all our, our subsidiaries' and the Borrower's current and future assets and properties and by a first priority pledge of the stock of the Borrower and our other subsidiaries. One of the covenants in the proposed revolving credit facility would restrict our ability to prepay, redeem or purchase debt and one of the events of default would be the occurrence of a default by us or the Borrower with respect to other indebtedness. The Borrower would be obligated to pay interest and fees with respect to the proposed revolving credit facility at the rates and in the amounts specified in such commitment. We expect that revisions will be made to such commitment and that additional matters will be negotiated with the prospective lenders prior to the finalization of the proposed revolving credit facility. We cannot assure you that we will complete the proposed revolving credit facility on acceptable terms or at all.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business on the first anniversary of the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the outstanding notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The legality of the exchange notes offered by this prospectus are being passed upon for McLeodUSA by Hogan & Hartson L.L.P., Washington, D.C., special counsel for McLeodUSA. Certain legal matters relating to the offering of the outstanding notes were passed upon for the initial purchasers by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Ovation Communications, Inc. as of December 31, 1998 and 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed a registration statement of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contain additional relevant information about the exchange notes. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

  In addition, we have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the SEC:

 Public Reference Room   New York Regional Office   Chicago Regional Office
 450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center
       Room 1024                Suite 1300          500 West Madison Street
 Washington, D.C. 20549  New York, New York 10048          Suite 1400
                                                  Chicago, Illinois 60661-2511

  You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

  The SEC also maintains an Internet Web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for our documents filed under the Securities Exchange Act is 0-20763.

  The SEC allows us to "incorporate by reference" information into this prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any such information that is superseded by information included directly in this document.

  This prospectus incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

  . Our Annual Report on Form 10-K for our fiscal year ended December 31,
    1998, filed on March 24, 1999 as amended by Form 10-K/A filed on April 22, 1999

  . Our Quarterly Report on Form 10-Q for our quarterly period ended March 31,
    1999, filed on May 17, 1999

  . Our Current Reports on Form 8-K filed on April 15, 1999, April 16, 1999 and May 5, 1999


  . All documents filed with the SEC by us under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus and before the offering is terminated, are considered to be a part of this prospectus, effective the date such documents are filed

  . The consolidated financial statements of Ovation Communications, Inc. and subsidiaries appearing on pages F-1 through F-17 of our definitive prospectus dated March 24, 1999 and filed with the SEC on March 26, 1999 pursuant to Rule 424(b) under the Securities Act as part of our Registration Statement on Form S-4 (Registration No. 333-71811).
  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

  You can obtain any of the documents listed above from the SEC, through the SEC's Internet Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                             Attn: General Counsel
                            Telephone (319) 364-0000

  We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.
You should make your request by     , 1999 in order to ensure timely delivery
of these documents before the exchange offer expires.

  The indenture that governs the outstanding notes and which will govern the exchange notes requires us to furnish the trustee with annual reports containing consolidated financial statements audited by our independent public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $500,000,000

                                   McLeodUSA
                                  Incorporated

                              8 1/8% Senior Notes
                                    Due 2009


                                   --------

                                   PROSPECTUS

                               Dated       , 1999

                                   --------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The Restated Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors as permitted by the DGCL. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Exhibit
 Number                           Exhibit Description
 -------                          -------------------
 *1.1    Purchase Agreement, dated as of February 11, 1999 among Salomon Smith
         Barney Inc., Bear, Stearns & Co. Inc., Chase Securities Inc. and
         McLeodUSA Incorporated.
  3.1    Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (Filed as Exhibit 3.1 to Registration Statement on Form S-1, File No.
         333-3112 ("Initial Form S-1"), and incorporated herein by reference).
  3.2    Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 (the "November
         1996 Form S-1"), and incorporated herein by reference).

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  3.3    Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to Registration
         Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"),
         and incorporated herein by reference).
  3.4    Certificate of Change of Registered Agent and Registered Office of
         McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form
         10-K, File No. 0-20763, filed with the Commission on March 6, 1998
         (the "1997 Form 10-K") and incorporated herein by reference).
  4.1    Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
         Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
  4.2    Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
  4.3    Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
         Form 10-K and incorporated herein by reference).
  4.4    Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
         incorporated herein by reference).
  4.5    Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders. (Filed as
         Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
  4.6    Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed
         as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
  4.7    Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
         incorporated herein by reference).
  4.8    Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and
         United States Trust Company of New York, as Trustee, relating to the 9
         1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
         Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
  4.9    Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
         incorporated herein by reference).
  4.10   Stockholders' Agreement dated June 14, 1997 among McLeodUSA
         Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
         Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
         Lumpkin on behalf of each of the shareholders of Consolidated
         Communications Inc. listed on Schedule 1 of the Stockholders'
         Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
         incorporated herein by reference).

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
    4.11  Amendment No. 1 to Stockholders' Agreement dated as of September 19,
          1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
          Midwest Capital Group, Inc., MWR Investments Inc., Clarke E. McLeod,
          Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
          File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
    4.12  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
          incorporated herein by reference).
    4.13  Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-
          52793 (the "May 1998 Form S-4") and incorporated herein by reference).
    4.14  Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
          (contained in the Indenture filed as Exhibit 4.13).
    4.15  Stockholders' Agreement dated as of November 18, 1998 by and among
          McLeodUSA Incorporated, IES Investments Inc., Clarke E. McLeod, Mary
          E. McLeod and Richard A. Lumpkin, Gail G. Lumpkin and certain of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders in each case who are listed in schedule I thereto (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the
          Commission on November 19, 1998 and incorporated herein by reference).
    4.16  Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA Incorporated (Filed as
          Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-
          69621 (the "December 1998 Debt Form S-4") and incorporated herein by reference).
    4.17  Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
          (contained in the Indenture filed as Exhibit 4.16).
    4.18  Indenture dated as of February 22, 1999 between McLeodUSA
          Incorporated and United States Trust Company of New York, as Trustee,
          relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA
          Incorporated (Filed as Exhibit 4.22 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1998, File No. 0-20763, filed with the Commission on March 24, 1999 (the "1998 Form 10-K")
          and incorporated herein by reference).
    4.19  Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA Incorporated
          (contained in the Indenture filed as Exhibit 4.18).
    4.20  Registration Agreement dated February 22, 1999 among McLeodUSA
          Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co.
          Incorporated and Chase Securities Inc. (Filed as Exhibit 4.24 to the
          1998 Form 10-K and incorporated herein by reference).

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
   *5.1   Opinion of Hogan & Hartson L.L.P.
   23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
 **23.2   Consent of Arthur Andersen LLP.
 **23.3   Consent of Ernst & Young LLP.
   24.1   Power of attorney (included on signature page).
  *25.1   Statement on Form T-1 of Eligibility of Trustee.
   27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the 1998 Form 10-K
          and incorporated herein by reference).
  *99.1   Form of Letter of Transmittal.
  *99.2   Form of Notice of Guaranteed Delivery.
  *99.3   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
          and other Nominees.
  *99.4   Form of Letter to Clients.

--------

  * Previously filed.

 ** Filed herewith.

  (b) Financial Statement Schedules.

  The following financial statement schedule was filed with the Company's Annual Report on Form 10-K (File No. 0-20763), filed with the Commission on March 24, 1999, and is incorporated herein by reference:

    Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of the Company or notes thereto.

Item 22. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 28th day of May, 1999.

                                          McLeodUSA Incorporated

                                                  /s/ Stephen C. Gray
                                          By: _________________________________

                                                    Stephen C. Gray

                                               President and Chief Operating
                                                        Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark E. McLeod, Stephen C. Gray and Blake O. Fisher, Jr., jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 28th day of May, 1999.

              Signature                                  Title
              ---------                                  -----

                  *                       Chairman, Chief Executive Officer
______________________________________     and Director (Principal Executive
           Clark E. McLeod                 Officer)

                  *                       Vice Chairman and Director
______________________________________
          Richard A. Lumpkin

         /s/ Stephen C. Gray              President, Chief Operating Officer
______________________________________     and Director
           Stephen C. Gray

                  *                       Group Vice President and Director
______________________________________
         Blake O. Fisher, Jr.

                  *                       Group Vice President, Chief
______________________________________     Financial Officer and Treasurer
           J. Lyle Patrick                 (Principal Financial Officer and
                                           Principal Accounting Officer)


              Signature                                  Title
              ---------                                  -----


                  *                                     Director
______________________________________
          Thomas M. Collins

                  *                                     Director
______________________________________
           Robert J. Currey

                  *                                     Director
______________________________________
               Lee Liu
                  *                                     Director
______________________________________
            Paul D. Rhines
                                                        Director
______________________________________
          Peter H.O. Claudy
        * /s/ Stephen C. Gray
______________________________________
           Stephen C. Gray
           ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 Exhibit                                                                  Page
 Number                       Exhibit Description                        Number
 -------                      -------------------                        ------
 *1.1    Purchase Agreement, dated as of February 11, 1999 among
         Salomon Smith Barney Inc., Bear, Stearns & Co. Inc., Chase
         Securities Inc. and McLeodUSA Incorporated.
  3.1    Amended and Restated Certificate of Incorporation of McLeod,
         Inc. (Filed as Exhibit 3.1 to Registration Statement on Form
         S-1, File No. 333-3112 ("Initial Form S-1"), and incorporated herein by reference).
  3.2    Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit
         3.2 to Registration Statement on Form S-1, File No. 333-13885
         (the "November 1996 Form S-1"), and incorporated herein by reference).
  3.3    Certificate of Amendment of Amended and Restated Certificate
         of Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to
         Registration Statement on Form S-4, File No. 333-27647 (the
         "July 1997 Form S-4"), and incorporated herein by reference).
  3.4    Certificate of Change of Registered Agent and Registered
         Office of McLeodUSA Incorporated. (Filed as Exhibit 3.4 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 6, 1998 (the "1997 Form 10-K") and
         incorporated herein by reference).
  4.1    Form of Class A Common Stock Certificate of McLeod, Inc.
         (Filed as Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
  4.2    Indenture dated March 4, 1997 between McLeod, Inc. and United
         States Trust Company of New York, as Trustee, relating to the
         10 1/2% Senior Discount Notes Due 2007 of McLeod, Inc. (Filed
         as Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-
         20763, filed with the Commission on March 31, 1997 (the "1996
         Form 10-K") and incorporated herein by reference).
  4.3    Initial Global 10 1/2% Senior Discount Note Due March 1, 2007
         of McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996 Form 10-K and incorporated herein by reference).
  4.4    Form of Certificated 10 1/2% Senior Discount Note Due March
         1, 2007 of McLeod, Inc. (Filed as Exhibit 4.4 to the 1996
         Form 10-K and incorporated herein by reference).
  4.5    Investor Agreement dated as of April 1, 1996 among McLeod,
         Inc., IES Investments Inc., Midwest Capital Group Inc., MWR
         Investments Inc., Clark and Mary McLeod, and certain other stockholders. (Filed as Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
  4.6    Amendment No. 1 to Investor Agreement dated as of October 23,
         1996 by and among McLeod, Inc., IES Investments Inc., Midwest
         Capital Group Inc., MWR Investments Inc., Clark E. McLeod and
         Mary E. McLeod. (Filed as Exhibit 4.3 to the November 1996
         Form S-1 and incorporated herein by reference).
  4.7    Form of 10 1/2% Senior Discount Exchange Note Due 2007 of
         McLeodUSA Incorporated. (Filed as Exhibit 4.8 to the July
         1997 Form S-4 and incorporated herein by reference).
  4.8    Indenture dated as of July 21, 1997 between McLeodUSA
         Incorporated and United States Trust Company of New York, as
         Trustee, relating to the 9 1/4% Senior Notes Due 2007 of
         McLeodUSA Incorporated. (Filed as Exhibit 4.9 to the July
         1997 Form S-4 and incorporated herein by reference).
  4.9    Form of Initial Global 9 1/4% Senior Note Due 2007 of
         McLeodUSA Incorporated. (Filed as Exhibit 4.10 to the July
         1997 Form S-4 and incorporated herein by reference).

 Exhibit                                                                  Page
  Number                       Exhibit Description                       Number
 -------                       -------------------                       ------
    4.10  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
          Incorporated, IES Investments Inc., Midwest Capital Group,
          Inc., MWR Investments Inc., Clark E. McLeod, Mary E. McLeod
          and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed on Schedule 1 of the Stockholders' Agreement. (Filed as Exhibit 4.12 to the
          July 1997 Form S-4 and incorporated herein by reference).
    4.11  Amendment No. 1 to Stockholders' Agreement dated as of
          September 19, 1997 by and among McLeodUSA Incorporated, IES
          Investments Inc., Midwest Capital Group, Inc., MWR
          Investments Inc., Clarke E. McLeod, Mary E. McLeod and
          Richard A. Lumpkin on behalf of each of the shareholders of
          Consolidated Communications Inc. listed in Schedule I
          thereto. (Filed as Exhibit 4.1 to the Quarterly Report on
          Form 10-Q, File No. 0-20763, filed with the Commission on
          November 14, 1997 and incorporated herein by reference).
    4.12  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K
          and incorporated herein by reference).
    4.13  Indenture dated as of March 16, 1998 between McLeodUSA
          Incorporated and United States Trust Company of New York, as
          Trustee, relating to the 8 3/8% Senior Notes Due 2008 of
          McLeodUSA Incorporated. (Filed as Exhibit 4.15 to
          Registration Statement on Form S-4, File No. 333-52793 (the
          "May 1998 Form S-4") and incorporated herein by reference).
    4.14  Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA
          Incorporated (contained in the Indenture filed as Exhibit
          4.13).
    4.15  Stockholders' Agreement dated as of November 18, 1998 by and among McLeodUSA Incorporated, IES Investments Inc., Clarke
          E. McLeod, Mary E. McLeod and Richard A. Lumpkin, Gail G.
          Lumpkin and certain of the former shareholders of
          Consolidated Communications Inc. ("CCI") and certain
          permitted transferees of the former CCI shareholders in each case who are listed in schedule I thereto (Filed as Exhibit
          99.1 to the Current Report on Form 8-K, File No. 0-20763,
          filed with the Commission on November 19, 1998 and
          incorporated herein by reference).
    4.16  Indenture dated as of October 30, 1998 between McLeodUSA
          Incorporated and United States Trust Company of New York, as
          Trustee, relating to the 9 1/2% Senior Notes Due 2008 of
          McLeodUSA Incorporated (Filed as Exhibit 4.19 to
          Registration Statement on Form S-4, File No. 333-69621 (the
          "December 1998 Debt Form S-4") and incorporated herein by
          reference).
    4.17  Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA
          Incorporated (contained in the Indenture filed as Exhibit
          4.16).
    4.18  Indenture dated as of February 22, 1999 between McLeodUSA
          Incorporated and United States Trust Company of New York, as
          Trustee, relating to the 8 1/8% Senior Notes Due 2009 of
          McLeodUSA Incorporated (Filed as Exhibit 4.22 to the
          Company's Annual Report on Form 10-K for the year ended
          December 31, 1998, File No. 0-20763, filed with the
          Commission on March 24, 1999 (the "1998 Form 10-K") and
          incorporated herein by reference).
    4.19  Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA
          Incorporated (contained in the Indenture filed as Exhibit
          4.18).

 Exhibit                                                                  Page
  Number                       Exhibit Description                       Number
 -------                       -------------------                       ------
    4.20  Registration Agreement dated February 22, 1999 among
          McLeodUSA Incorporated, Salomon Smith Barney Inc., Bear,
          Stearns & Co. Incorporated and Chase Securities Inc. (Filed
          as Exhibit 4.24 to the 1998 Form 10-K and incorporated
          herein by reference).
   *5.1   Opinion of Hogan & Hartson L.L.P.
   23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
 **23.2   Consent of Arthur Andersen LLP.
 **23.3   Consent of Ernst & Young LLP.
   24.1   Power of attorney (included on signature page).
  *25.1   Statement on Form T-1 of Eligibility of Trustee.
   27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the 1998
          Form 10-K and incorporated herein by reference).
  *99.1   Form of Letter of Transmittal.
  *99.2   Form of Notice of Guaranteed Delivery.
  *99.3   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and other Nominees.
  *99.4   Form of Letter to Clients.

--------

  *  Previously filed.

  **  Filed herewith.